Exhibit 10.6

CONTRATO DE COMPRAVENTA DE PARTICIPACIONES ENTRE AIGOLEO LIMITED como el "Comprador" Los socios de ARTECONFORT HOTELES S.L. SHARE PURCHASE AGREEMENT BY AND BETWEEN AIGOLEO LIMITED as the "Buyer" and The holders of ARTECONFORT HOTELES S.L. como los "Vendedores" y, individualmente cada uno de ellos, como "Vendedor" as the "Sellers" and, individually each of them, as a "Seller" Madrid (España), a 27 de diciembre de 2024 Madrid (Spain), on December 27 2024

ES COPIA SIMPLE El presente contrato se celebra en Madrid (España), a 27 de diciembre de 2024. ENTRE: Por un lado, Como Vendedores, los socios titulares de la totalidad de las 3 . 020 participaciones de la Sociedad de nacionalidad española ARTECONFORT HOTELES S . L . constituida por tiempo indefinido, domiciliada en C/Homero 30 , bloque 1 Puerta 1 Valdemoro/ Madrid 28341 , en virtud de escritura otorgada par D . . luan Gil de Antuñaño FernánJez Mentes, ef \ escritura de !‘echa 28 de julio de * 016 , bajo el n” 1 . 510 de su orotocclo . lnsr - rita en el Registio f 1 ercantil de Madrid al torno 35 . 166 , !'oIio 174 , sección 8 ‘, hoja f' . 1 - 632365 , inscripción 1 " . Cuenta r - . on número de identificacion fiscal Bó 76210% ú^ en adelante, la "Empresa”) . Les Vendedores son . os siguientes : ShengliÉ Chen Pen, de r \ acicnalidad es¿añcla, con DNI if ƒ 50774475 - C, casado en régimen de separación üe bienes y . domiciliada en Ü/ Jazmín 28 , Pozuelo II adrid, España ; (”SCP") . Fi ancisco Javier Parrilla Lozano, de naciur \ alúad española, viuda y domiciliado en C/ Fern in Palma 1 ƒ ó ƒ . A, Caen, España ; ("FZL”) . Y por otro Iado, Como Comprador, AIGOLEO LIMITED, con domicil.o secial ele Room 1, 1ô/F, Empress Plaza 17 - 19 Chatham Road South Tsim Sha Tsu‹, KL, Hong Kong e inscri':a en el Registro LJetcantil de Hong Kong con el número 1735254. Tiene númerc CIF N00960221. Representada por Luis Miguel del faz González, casado, de nacionalidad espaüola, con DNl número 51869298 - C, domiciliado en ¥ALEIiZIJELA FEItíIAíIDEZ NOTA RIO D E MA D RID This agreement is made in Madrid (Spain), on December 27, 2024. BETWEEN: On one sicle, As sellers, all the holders of all 3 . 020 shares of the company ARTECONFORT HOTELES S . L . a conlpany of Spanish nationality, incorporated for an indefinite period of time, domiciled in C/Homero 30 . bloque 1 Puerta 1 Valdemoro/ Madrid 28341 , by virtue of a deed authorized by Mr . Juan Gil de Antunano Fernandez k' 1 onfes, in a deed dated July 28 2010 , uricer no . 1510 of his protocol . Registered in the Mercarltile Register of kladrid in \ ‘oIume Ü 5 . 16 h", f<oIio 174 , section 8 th page M - ú 82 Jó 5 , first entry . lt has tax idantificaticn number B 8762 * . 975 (I \ ereiriafter . the "Company") . Saicl ownel s and Sellers in this ücf are the fcllowing : Shenglin Chen Pen, Spanish national, holding Spanish National ID Card No : 50774475 - C, married under the regime of separation of property’, anr resicling at C/ Jozmin 28 , Pozuclo Madrid, Spain ; (“SC p„ Francisco Javier Spanish national, Na* - ional ID Board Zorrilta Lozano, holding Spanish No : 2 G 471040 - H, w.dowel, and residing at C/ Ferfcin Palma ^." G ƒ .A, Jaen, S \ nain; (“FZL"). And on the other side, As buyer, AIGOLEO LIMITED with its registered off . ce located at Room 1 , 16 /F, Empress Plaza, 17 - 19 Chatham Road South, Tsim Sha TsLii, KL, Hong Kong, and regis : ered with the Hong Konç Companies Reg . stry under number 1735254 . The company holds VAT number N 00960221 . Represented by Luis Miguel del Saz Gonzãlez, married, of Spanish nationality, with ID number s 1 g 6 g 29 s - c,

Plaza de Isabel II Nº8-2ºB Madrid, España, actuando en calidad de Apoderado.

residing at Plaza de Isabel II Nº8-2ºB, Madrid, Spain, acting in the capacity of Attorney-in-Fact.

Los **Vendedores** y el **Comprador** se denominarán en el presente documento conjuntamente como las **"Partes"** y, cada una de ellas, como una "**Parte**".

The **Sellers** and the **Buyer** will be referred herein together as the "**Parties**" and, each of them, as a "**Party**".

Las **Partes** reconocen mutuamente su capacidad legal para ejecutar este acuerdo (el "**Acuerdo**" o "Contrato") y, en consecuencia,

The **Parties** mutually acknowledge their legal capacity to execute this agreement (the "**Agreement**") and, accordingly,

EXPONEN

(A) Los **Vendedores** son los únicos propietarios de participaciones sociales, íntegramente suscritas y desembolsadas tal y como se detalla en el **Anexo (A)** (las "**Participaciones**"), representativas del 100% del capital social de ARTECONFORT HOTELES S.L (la "**Empresa** y/o la **Sociedad**").

(B) La **Empresa** se dedica a la fabricación, promoción, comercialización y distribución de una amplia gama de productos nacionales e internacionales orientados al sector del hogar, la hostelería, el ocio y la imagen personal. (el "**Negocio**").

(C) El **Comprador** está interesado en adquirir de los **Vendedores** todas y cada una de las Participaciones, libres de Gravámenes, y los **Vendedores**, a su vez, están interesados en vender al **Comprador** todas y cada una de las Participaciones.

(D) En el contexto del análisis de la potencial adquisición de las Participaciones, el **Comprador**, asistido por sus asesores, (i) ha llevado a cabo una revisión sin limitación de los aspectos legales, fiscales, laborales, financieros y comerciales de la Empresa (la "**Due Diligence**"); (ii) tuvo acceso limitado a la información y documentación puesta a disposición por los **Vendedores** o solicitada por el **Comprador** sobre la Empresa (la

WHEREAS

(A) The **Sellers** are the sole legal and beneficial owners of the shares referred to in the appearance, fully subscribed and paid up by virtue of the ownership titled detailed in **Annex (A)** (the "**Shares**"), representing 100% of the share capital of ARTECONFORT HOTELES, S.L. (the "**Company**").

(B) The **Company** is engaged in the manufacturing, promotion, marketing and distribution of a wide range of national and international products aimed at the home, hospitality, leisure, and personal care sectors. (the "**Business**").

(C) The **Buyer** is interested in acquiring from the **Sellers** each and every one of the Shares, free and clear from Encumbrances, and the **Sellers**, in turn, are interested in selling to the **Buyer** each and every one of the Shares.

(D) In the context of its analysis of the potential acquisition of the Shares, the **Buyer**, assisted by its professional advisers, (i) has conducted a due diligence review of the legal, tax, labour, financial and commercial aspects of the Company (the "**Due Diligence**"); (ii) had limited access to the information and documentation made available by the **Sellers** or requested by **Buyer** about the Company (the "**Disclosed Information**"); (iii) had limited access to

EMS ßØêI&âØéLE . u .. øcceso limitado a los equipos de gestión de la Empresa, (iv) el Comprador hizo cualqîJïer pregunta qiJe corsičeró apropiada durante el proceso de Due Diligence a través de un "proce>”o de preguntas y respuestas"; y (v) se le han proporcionado Due Diligence legal, fiscal, laboral y financiera ejecutada por MOORE, contratada por Comprador. Como resultado, Comprador ha adquìrido el el un conocimiento sustancial de la Empresa y del Negocio que desarrolla, que ha considerado suficiente y adecuado y que ha sido la base para la ejecución este Contrato . Visto cuanto antececle, las Partes hen asordado c . eIebrar este Lontrato, sujeto a las clúusulas oue *e estaŁ lecen a corJtiruacìün . CLÁUSULAS 1. INTERPRETACIÓN 1.1 Términos definidos En este Acuerdo, los térmíncs descr . tos e ol Anexo 1 . 1 . 1 tendrärJ el significadc esgecif . cado en el icismo . 1.2 Interpretación En el preserJte Contrato, se hace ref*rencia a: 1 . 2 . 2 A nJenos que el contexts requiem lo contrario, el singular irJcluirá el plural y viceversa,’ 1 . 2 . 3 El término “Persona’ se re!iere a cualquier indi /iüuo o persona fîsica, así como a cualquier firma, entidad, compañía, corporacíón, sooiedad, asosìación en participación, organismo ¥ALEłiZIJELA FEItíIfiłłDEZ NOTARIO DE MA D RID the management learns of the Company, (iv) asked any ques!íons that the Buyer deemed appropriate during the Due Diligence process through a "questions & ans 'hers process",' and (v) beeri proc ided with legal, tax, labour and financial vendor's due diligence reports prepared by MOORE, hired by the Buyer . As a result, the Buyer has acquired substantial knowledge of the Company and the Business they develop, which they have deemed sufficient and adequate, and which has served as the basis for the execution of this Agreement . Nraw therefore, Parties have agreed to enter into tnis Agreement, subject to the clauses set out belo ' . CLAUSES 1. INTERPRETATION 1.1. Defined terms lri t : nis Agreement, the terms described ìn Annex 1 . 1 . 1 shall have the meani!Jg specified therein . 1.2. Interpretation In this Agreement, a reference to: 1 . 2 . 1 . The masculine gender shall include the feminine ƒ and neutei çenders ancl v/sø versa ; 1 . 2 . 2 . Unless the context requires otherwise, the singular s : naIl 'nclUde the plural and vice versa ; The term "Person" refers to any individual or natural person, as 'elf as any firm, entity, company, corporation, partnership, joint venture, corporate corporativo, asociación no incorporada, fideicomiso, autoridad u organización, incluidas entidades gubernamentales o Agrupaciones de Interés Económico y Uniones Temporales de Empresas,' 1 . 2 . 4 El término "Empresa" se refiere a cualquier tipo de entidad jurídica, con o sin personalidad jurídica propia y a los efectos de este Contrato a ARTECONFORT HOTELES, S . L . 1 . 2 . 5 Las participaciones de una empresa deben interpretarse como una referencia a las participaciones en las que se divide el capital de la Empresa ; 1 . 2 . 6 Los socios se interpretarán como los titulares de las participaciones de la Empresa ; 1 . 2 . 7 Se entenderá por "persona vinculada" o "parte vinculada" de conformidad con el artículo 231 de la Ley de Sociedades de Capital ; 1 . 2 . 8 "El mejor conocimiento de los Vendedores", o cualquier expresión similar, se refiere, en relación con cualquier declaración sobre la Empresa, al conocimiento real que los Vendedores poseen en la fecha de este Contrato ; 1 . 2 . 9 Los plazos que finalicen y las obligaciones que deban cumplirse en un día no hábil se considerarán vencidos el siguiente día hábil inmediato ; 1 . 2 . 10 Cualquier hora o fecha se interpretará como una referencia a la hora o fecha vigente en la ciudad de Barcelona (España) ; 1 . 2 . 11 Si se especifica un período de tiempo que comienza en una fecha determinada o a partir del día de un acto o evento, dicho período se calculará excluyendo ese día. 1.2.12 Los términos "incluido", "inclusivo" y otras expresiones similares deben 1.2.9, body, unincorporated association, trust, authority or organization, including any governmental entity or Economic Interest Groups, and Temporary Business Associations, 1 . 2 . 4 . The term "Company" refers to any type of legal entity regardless of whether or not it has independent legal status and for the purposes of this Agreement ARTECONFORT HOTELES, S . L . 1 . 2 . 5 . Company shares or shares of a company is to be construed as a reference to the shares in which that company's capital is divided ; 1.2.6. Shareholders is to be construed as the holders of the company shares; 1 . 2 . 7 . A "related person" or a "related party" shall be construed in accordance with article 231 of the Spanish Corporate Companies Act ; 1.2.8. "Best of the Sellers' knowledge", or any similar expression, is made, when referred to a representation concerning the Company, to the actual knowledge of the Sellers as of the date of this Agreement ; Deadlines which fall and obligations which come due on other than a Business Day shall be deemed to fall or come due on the first Business Day immediately thereafter ; 1 . 2 . 10 . Any time or date shall be construed as a reference to the time or date prevailing in the city of Barcelona (Spain) ; 1 . 2 . 11 . If a period of time is specified and dates from a given day or the day of an act or event, it will be calculated exclusive of that day 1.2.12. The terms "including", "inclusive" and other similar expressions are to be

1 . 2 . 13 Las disposicio . nes . ntroducidas con la expresión “pa! a evitar duc!as” son plenamen!e eficaces en sí mismas e incluyen aclaraciones o detalles que no limitan el alcance general de las disposiciones a las que se refieren ; y 1 . 2 . 14 Los Anexos y Apéndices forman parte integi”al de este Contrate y tim - ni i la misma validez y efecto que si estuvieran expresamente establecidos en el cueipo del mismo . 2. PROP ÓSITO 2.1 El objeto del presente Contrato es establecer los términos y condiciones el - ! viriud de las cuales, en la fecha de firma d=l presente Con*›ratc (la "Fecha de Cierre"), el Comprador adquiere y los Vendedores Velsden, la totalidad! de las participar . ones, que red - . !”esentan el 100 ü \ › del capital social de la Empresa . 3. COMPRAVENTA Er . la Fecha ble Cieiie, los Vendedores ‘bend+n \ ' transfieren las Participaciones al Comprador, quien las aclqrJi=rs con plena› título lebzal y beneficioso, y libres ble toro Gravamen, sin perjuicio de la pigtJoración y demás garantias que óetalla!A. La Pañic.Naciones : ƒ . más adeiante se propiedad de las se transfiere al Comprador con efectos a partii de la Fecha de Cierre. ”Pidas las formalídacles l=gales establecidas en los estatu* . us do la Sociedad eh relación con la venta de las Participaciones al Comprador se flan cumplido an* . es de 'a ejecuc . ún de este Contrato . Se adjunta al presente documento una copia certifcada de los acuerdos sociales adoptados, debidamente ejecu!ados por el administrador único de la Sociedad, como Anexo 3 . 2 . ¥ALEIiZIJELA FEItíIAíIDEZ NOTARIO DE MA D RID understood as ›f they were followed by the v \ ’ords “without limitation”; 1 . 2 . 13 . Prc/isions . ntroduced w . th the expression “for the a \ 'oidance of douôt” are fuily effective in thernselves and they include explanation or particularities that do not affect the general scope of the provisions to which they refer ; and 1 . 2 . 14 . Thu Aiiiiuxuu aiiJ Appui idixus fur iii pait of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement . 2. PURPOSE 2 . 1 . The purpose of this Agreement is to set tout th+ terms and conditions under wh . ch on t . Ie date of signing this Agreement (the "Completion Date”), the Buyer acquires, and the Sellers sell, all the Shares, representing a * 00 ’ . â of the share capital of the Company . 3. SALE AND PURCHASE On the Completion Date, the Sellers sell and transfer !he Shares to the Buyer, 'hich purchases and acquires the Shares, w . th full legnl and beneficial title and free from all Encumbrances › \ ’ithorit prejudice ƒ to the pledge and other guarantees . Ownership in the Shares is transferred to the Buyer with effects as from the Completion Date . S 2 . All the legnI formal . ties set forth in the articles of association of the Company in connection w . th the trans!‘er of the Shares to the Buyer flaw been complied with prior to the execution of this Agreement . A certified copy of the corporate resolutions passed, duly executed by the sole director of the Company is attached hereto as Annex 3 . 2 .

4. PRECIO DE COMPRA Precio de compra participaciones 4.1 de las 4.1. Purchase Price of the Shares 4.1.1 El precio de compra de las Participaciones (el “Precio de Compra") se compone de una parte fija y una part e variable, siendo el Precio de Compra la cantidad resultante de sumar el importe de l preci o fijo y el variable con causa al Earn - Out . Pr o {g 4.1.2. El precio fijo convenido por las Partes por la compraventa de la totalidad de las Participaciones es de CINCO MILLONES QUINIENTOS MIL EUROS ( 5 . 500 . 000 EUR) (el “Precio Fijo”), que se abonará a los Vendedores en proporción a la Participación que cada uno de ellos vende y transmite al Comprador, de conformidad con lo establecido en la Cláusula 4 . 2 siguiente . Precio variable 4 . 1 . 3 Adicionalmente, los Vendedores tendrán derecho a la percepción de un Earn - Out (el “Earn - out y/o “Precio Variable") bajo las condiciones establecidas en la cláusula 4 . 3 . 4.2. Pago del precio fijo 4 . 2 . 1 El Precio Fijo será pagadero por el Comprador a los Vendedores de la siguiente forma : 4.2.2. En cuanto a QUINIENTOS MIL EUROS ( 500 . 000 EUR) (el "Pago a Cuenta") el Comprador los ha entregado con anterioridad, el cual fue abonado proporcionalmente a cada uno de los Vendedores en función de las participaciones sociales que cada uno de ellos posee en la Empresa . 4 . 2 . 3 . En cuanto a CUATRO MILLONES SETECIENTOS CINCUENTA MIL EUROS ( 4 . 750 . 000 EUR) (El “Precio Fijo Aplazado”) será pagadero por el 4. PURCHASE PRICE 4 . 1 . 1 The purchase price of the Shares (the “Purchase Price”) consists of a fixed part and a variable part, with the Purchase Price being the amount resulting from adding the fixed price and the variable part due to the Earn - Out . Fixed Price 4 . 1 . 2 . The fixed price agreed upon by the Parties for the purchase and sale of all the Shares is FIVE MILLION FIVE HUNDRED AND THOUSAND EUROS (€ 5 , 500 , 000 ) (the "Fixed Price"), which shall be paid to the Sellers in proportion to the Shareholding that each of them sells and transfers to the Buyer, in accordance with the provisions set forth in Clause 4 . 2 below . Variable Price 4 . 1 . 3 . Additionally, the Sellers shall be entitled to receive an Earn - Out (the “Earn - Out” and/or “Variable Price”) under the conditions set forth in Clause 4 . 3 . 2. Payment of the Fixed Price 1. The Fixed Price shall be payable by the Buyer to the Sellers as follows: 4.2.2 Regarding the amount of FIVE HUNDRED THOUSAND EUROS (€500,000) (the “Advance Payment"), the Buyer has previously paid this amount, which was distributed proportionally to each of the Sellers based on the shareholding each of them holds in the Company. 4.2.3. Regarding the amount of FOUR MILLION SEVEN HUNDRED AND FIFTY THOUSAND EUROS (€4,750,000) (the "Deferred Fixed Price"), it shall be payable

4.3.2, tardar el 28 de febrero de 2025 (“Fecha límite de Pago”) mediante transferencia a las cuentas bancarias que los \ *endedores hayan especificado parü este fir, como se inclica en . el Anexo 4 . 2 . 3 . A dichos importe se les aplicará un intsrés anual de demora del 10 % a contar desde la firma del presente documento . 4.2.4 En cuanto a DOSCIENTOS CINCUENTA MIL EUROS (250.000 EUR) (El “Precio Pijo Aplazado”) será pagadero por el Comprador a los Vendedores a más tardar el 28 de febrero de 2027 mediante transferencia a las cuentas bancarias que los Vendedores hayan especificado para este fin, como se indica en el Anexo 4 . 2 . 4 Este pago podrá demorarse tres meses de la fecha fijada ai 1 teriorme!Jte du=v+p . gándose a !‘a \ ’or óe tos Y'endedores sumo parta del precic L‹n interes de demora del 1 L 0 % anual . 4.3. Precio Variable por Earn - Out Con carácter adicional z . I F‘recio Fiio, lodo Vendedores tendrán derecho a . a percepciúrJ de un precio val - iable basaclo en el desempeño de la Empresa en les ejercicios 2024 , 2025 y 2026 {el Earn - out) y con s \ jeciúi a los ternJitlos y condici ›n ›s establecidos en es‘ . a clúustJla (el “Precio Variable ’) . El Precio Variüúlc será abonado per al 4.3.2 Vendedor a los Compradores en propone.ún a su participación en el de . os resultados do Esta !a l y cotTio se detalla a continuación en las siguien . es fechas : 4.33 Con fecha 1 de marzo de 2025, el Comprador abonará a es Vendedores la parte del burluficio neto obtenido por la Err \ prusa en el e,erc.cix 2024 que ƒ xceda de UN MILLÓN QUINIENTOS MIL EUROS ( 1 . 500 . 000 EUR), ant ƒ s de la aplicación del Impuesto sobre Sociedad s {IS) . En caso de que el beneficio neto de 2024 supere los TRES MILLONES DE EUROS ( 3 . 000 . 000 EUR), la parte que exceda de dicho importe se distribuirá entre el Comprador y los Vendedores ¥ALEIiZIJELA FEItíIAíIDEZ NOTA RIO D E MA D RID by the Buyer to the Sellers no later than February 28 , 2 C 25 (tfie "Fixed Price Payment Deadline") by bank transfer to lhe bank accounts specified by the Sellers for this purpose, as indicated in Annex 4 . 2 . 3 . This amount shall accrue clefault interest at an annual rate of 15 ’/a starting from the date of signature of this document . 4.y.4 I he amount of TWO HUNDRED FIFTY THOUSAND EUROS (€ 250 , 000 ) (the “Deferred Fixed Price") shall be payable by the Buyer to the Sellers no later than February 28 , 2027 , via transfer to the bank accounts specified by the Sellers for this purpose, as set forth in Annex 4 . 2 . 4 . This payment may be delayed by up to three months from the aforementioned date, with a late payment interest of 10 % per annum accruing in favour of the Sellers as part of the price . 3. Variable Price for Earn - Out 1. In addition to the F . xed Pi ic ƒ , the Sellers shall be =nfi* - led to receive a vat ia'ole price based on the performance cf the Company in the fiscal yea! s 2024 , 2 Li 25 and 202 G (I : ne Earn - Out), subject to the terms and cor cii* . ions set forth in this clause (I . 'Ie "Variable Price j . The Variahlo Pr . cc shall be paid by t : ne Seller to the Buyers in proportion * • o their sharehc . ding in the capital L'ase ¢ l nn its resLilts, as detalled Urlo . y . on * . ha following üates : 4.3.3 On Starch 1 , 2025 , the Buyer shall pay the Sellers the porion of the net profit obtained by the Con \ par!y in the 2024 financial yeai that exceeds ONE F'T . LLION FIVE HUNDRED THOUSAND EUROS (€ 1 , 5 g 0 , 000 ), before the appIicat . on of Corporate Tax (IS) . In th . e event that the net profit for x 024 exceeds THREE MILLION EUROS (€ 3 , 000 , 000 ), the portion exceeding this amount shall be distributed between the Buyer and en una proporción del 50% para cada parte. aplicación del Impuesto sobre Sociedades (IS), la cantidad de UN MILLON DOSCIENTOS CIENCUENTA MIL EUROS (1.250.000 EUR) . De igual modo, si el beneficio neto obtenido por la Empresa en el Ejercicio 2025 no supera los DOS MILLONES DE EUROS ( 2 . 000 . 000 EUR), antes de la aplicación del Impuesto sobre Sociedades (IS), el Comprador abonará a los Vendedores la cantidad resultante de detraer a la cifra acordada de UN MILLON DOSCIENTOS CINCUENTA MIL EUROS ( 1 . 250 . 000 EUR), el diferencial entre el resultado obtenido y los DOS MILLONES ( 2 . 000 . 000 EUR) establecidos en la presente cláusula . 4.3.4. Con fecha 31 de diciembre de 2025, se 4.3.4 realizará un cierre contable y el Comprador abonará a los Vendedores en el plazo de 10 días, siempre y cuando el beneficio neto obtenido por la Empresa a dicha fecha supere los DOS MILLONES DE EUROS (2.000.000 EUR), antes de la 4,3.5. Con fecha 1 de marzo de 2026, el Comprador abonará a los Vendedores la parte del beneficio neto obtenido por la Empresa en el ejercicio 2025 que exceda de DOS MILLONES DE EUROS ( 2 . 000 . 000 EUR), antes de la aplicación del Impuesto sobre Sociedades (IS), hasta el límite de DOS MILLONES SEISCIENTOS MIL EUROS (2.600.000 EUR). En el supuesto que el beneficio neto del ejercicio 2025 sea superior a DOS MILLONES SEICIENTOS MIL EUROS ( 2 . 600 . 000 EUR), la parte que exceda de dicho importe se distribuirá entre el Comprador y los Vendedores en una proporción del 50 % para cada parte . 4.3.6. Con fecha 28 de febrero de 2027, el Comprador abonará a los Vendedores, siempre y cuando el beneficio neto obtenido por la Empresa en el Ejercicio 2026 supere los DOS MILLONES DE EUROS ( 2 . 000 . 000 EUR), antes de la aplicación del Impuesto sobre Sociedades (IS), la the Sellers in a 50% proportion for each party. On December 31 , 2025 , the accounts shall be closed and the Buyer shall pay to the Sellers within 10 days, provided that the net profit obtained by the Company on that date exceeds TWO MILLION EUROS (€ 2 , 000 , 000 ), before the application of Corporate Income Tax (IS), the amount of ONE MILLION TWO HUNDRED AND TWO HUNDRED AND ONE HUNDRED AND TWENTY THOUSAND EUROS ('E 1 , 250 , 000 ) . Likewise, if the net profit obtained by the Company in Fiscal Year 2025 does not exceed TWO MILLION EUROS ('€ 2 , 000 , 000 ), before the application of Corporate Income Tax (IS), the Buyer shall pay the Sellers the amount resulting from subtracting from the agreed figure of ONE MILLION TWO HUNDRED AND FIFTY THOUSAND EUROS (€ 1 , 250 , 000 ), the differential between the result obtained and the TWO MILLION (€ 2 , 000 , 000 ) established in this clause . 4 . 3 . 5 . On March 1 , 2026 , the Buyer shall pay the Sellers the portion of the net profit obtained by the Company in the 2025 financial year that exceeds TWO MILLION EUROS (€ 2 , 000 , 000 ), before the application of Corporate Tax (IS), up to a maximum of TWO MILLION SIX HUNDRED THOUSAND EUROS (G 2 , 600 , 000 ) . In the event that the net profit for the 2025 financial year exceeds TWO MILLION SIX HUNDRED THOUSAND EUROS (€ 2 , 600 , 000 ), the portion exceeding this amount shall be distributed between the Buyer and the Sellers in a 50 % proportion for each party . 4 . 3 . 6 . On February 28 , 2027 , the Buyer shall pay the Sellers, provided that the net profit obtained by the Company in the 2026 financial year exceeds TWO MILLION EUROS (€ 2 , 000 , 000 ), before the application of Corpoi ate Tax (IS), the amount of ONE MILLION FIVE HUNDRED THOUSAND EUROS

E n PI& SI@PL fi LON DOSCIENTO* CINCUENTA fVIlL EUROS t 1 . 250 . 000 EUR) . De igual modo, s' el beneficio neto obtenido por la Empresa en el Eje . rcicio 2026 no siJpera los DOS MILLONES DE EUROS ( 2 . 000 . 000 EUR), antes de la aplicación del Impuesto sobre Sociedades (IS), el Comprador abonará a los Vendedores la cantidad resultante de detraer a la cifra acordada de UN MILLON DOSCIENTOS CINCUENTA MIL EUROS ( 1 . 250 . 000 EUR), el diferencial entre el resultado obtenido y los DOS MILLONES DE EUROS (2.000.000 EUR) establecidos en la 4.3.7 presente cláusula. *.3.9 4 . 3 . 7 Adicionalmente, con fecha 28 febrero de 2027 , el Comprador abonará a los Vendedores la parte del beneficio neto obtenic!o por la Empresa en el ejerctoic 2026 ‹i« e exceda de DOS MILLONES DE EUROS ' 2 . U 00 . U 00 EUR), antes de !a apiicac'ón del Impuesto sobre Sociedades (U), hasta el límite de DOS MILLONES SEISCIENTOS MIL EUROS ( 2 . 600 . 0 ú 0 EUR) . En el supuesto q le el bene*cio ‹ \ e* . os del ejercicio 2 t 26 sea suç^erior a DOS MILLONES SEISCIENTOS MIL EUROS (2.C00.000 EUR), la parte que Exceda de dicho importe se d'stribuirá entl e el Comprador y Ica Vendedores en una proporción ¢ Iel para cada parte . 43.8. ET pago del precio por Earn - Out podra demcrarsa tres meses de las fechas üjadas arJtericrmente devengúnndose a favor «Jr los Vendedores como parie del pruuio un interés de deacera del 10 ’T anuaL El Coizipl aãor podrú ucmpensar las canlidncle - e que tenga pur . doente de pago del preoio pol Earr \ - Out, en el supuusto que se hubiera devengacio a su favor alguna i!Jdemnización de conforrnidacl con lo estipulado e . n la Clausula 7 del presente contrato . 5. CIERRE DE LA OPERACIÓN El cierre se llevará a cabo en las oficir . as del Notario en ía Fecha de Cierre . 5.4 . Completian takes place üt th= oPices of the Notary on the Completion Date. ¥ALEIiZIJELA FEItíIfiíIDEZ NOTARIO DE MA D RID t€ 1 , 500 ,OOC) . Likewise, if the net profit obtained by the Company in the 2026 financial year does not exceed T \ ^ 7 O kJILLlON EUROS (€ 2 , 000 , 0 Q 5 ), be*ore the application of Corpciate Tax (lS„ the Buyer shall pay the Sellers the arriount resulting from subtracting from the agreed amount of ONE MILLION FIVE HUNDRED THOUSAND EUROS (€ 1 , 500 , 000 ) the difference between the actual result and the TWO MILLION EUROS (€ 2 , 000 , 000 ) set forth in this clause . Additionally, on February 28 , 2027 , the Buyer shall pay the Sellers the portion of the net profit obtained Dy the Company in the 2026 financial year that exceeds TWO MILLION EUROS ( £ *, 000 , 000 ), befoi - e the application of k"orpoi ate Tax (IS), up to a maximum of TWO MILLION SIX HUNDRED THOUSAND EUROS (€ 2 , 500 , 000 ) . In the event t : nat the net profit for thm 2 U 2 o financial year exceeds TWO MILLION SIX HUNDRED THOUSAND EUROS (€ 2 ,G 00 ,U 00 ), the portion exceeding this amount shall be d‹stribrJteri £ et/vsen the Buyer and the Sellers in a † 0 *J proportion for each party . The payment cf thc Earn - Out price may be delayed by up to thi ee months from the dates set forth above, with default interest accruing ill favour of t \ ae Sellers as part of the pr . ce a* an ar \ r \ Udl rate cf 10 * . 430 Buyer may set off any amounts due from the Earn - Out price, in the event that any conJpe szatic' 1 has acci”uecl . If its favor” in accordance wit‹n tile prov : sions of Clause 7 of this contract . 5. COMPLETION 5.2. At the Completíon Date, upon the execution of this Agreement, the

5.2 En la Fecha de Cierre, tras la ejecución de este Contrato, se llevarán a cabo las siguientes operaciones (*en unidad de acto*):

5.2.1 Los **Vendedores** y el **Comprador** firman el presente Contrato en escritura pública otorgada ante Notario.

5.2.2 Los **Vendedores** presentan al Notario las escrituras de propiedad de las Participaciones descritas en el **Anexo (A),** para que el Notario formalice la transferencia de dichas Participaciones de acuerdo con este Contrato.

5.2.3 El **Comprador** notifica al administrador único de la Sociedad la venta de las Participaciones y solicita la correspondiente inscripción en el *libro registro de socios*.

5.2.4 El **Comprador** efectúa el pago del Precio de Compra conforme a lo estipulado en la Cláusula 4.2 del presente Contrato.

5.2.5 Los **Vendedores** entregan al Notario un certificado de los acuerdos sociales descritos en la Cláusula 3.2 mediante el cual se aprueba la venta de las Participaciones de acuerdo con los estatutos de la Sociedad. Este certificado, que se adjunta en el **Anexo 3.2**, debe estar debidamente suscrito por el administrador único de la Empresa y contar con su firma certificada (*legitimada*) por un notario público, para que se incorpore a la escritura pública que documente la venta de las Participaciones.

6. DECLARACIONES Y GARANTÍAS

6.1 Declaraciones y garantías de los vendedores

6.1.1 El **Anexo 6.1.1** establece las declaraciones y garantías realizadas por los **Vendedores** a favor del **Comprador (las "Declaraciones y**

following actions are performed simultaneously (*in a single transaction*):

5.2.1. The **Sellers** and the **Buyer** execute this Agreement into a public deed granted before the Notary.

5.2.2. The **Sellers** exhibit to the Notary the title deed of the Shares described in **Annex (A),** so that the Notary reflects the transfer of the Shares pursuant to this Agreement thereon.

5.2.3. The **Buyer** notifies the transfer of the Shares to the sole director of the Company and requests to such person the registration of the transfer of the shares in the share's registry book (*libro registro de socios*).

5.2.4. The **Buyer** pays the Purchase Price as per Clause 4.2 of this Agreement.

5.2.5. The **Sellers** deliver to the Notary a certificate of the corporate resolutions described in Clause 3.2 approving the transfer of the Shares hereunder in accordance with the articles of association of the Company, duly executed by the sole director of the Company and with their signature certified (*notarized*) by a public notary, which is attached in **Annex 3.2**, in order to be incorporated to the public deed documenting the transfer of the Shares.

6. REPRESENTATIONS AND WARRANTIES

6.1. Representations and Warranties of the Sellers

6.1.1 **Annex 6.1.1** sets out the representations and warranties made by the **Sellers** in favour of the **Buyer** (the "**Representations and Warranties of Seller**"). The **Sellers** guarantee to the **Buyer** that the **Representation and Warranties of**

6.’1.S Vendedores garantizan al Comprador que las Declaraciones y Garantias del Vendedor son verdaderas y no engañosas en la Fecha da Cierre o en cua . qiJier otra fec : na a la que se haga referencia expresamente en las Declaraciones y Garantías del Vendedor . 6 . 1 . 2 El Comprador reconoce y acepta que, salvu lu dispuesto en las Declaraciones y Garantías de los Vendedores, ninguna otra declaración, representación o previsión realizada por o en nombre de los Vendedores puede constituir la base de cualquier reclamo por parte del Comprador contra los Vendedores en virtud de eete Contrata . Sin embargo, los Vendedores nc podrán apoyarse en la reaIiz 8 ci‹ 0 l - ‹ de la Uue Diligente Clara limitar o excIrJir . a responsabiliciad per cualquier asunto gale se aborde en las Declaraciones y Garantías del Vendedor o que se ruvoIe on ƒ l Anexo 6 . 1 . 1 . Además, el Comprador i”econoce \ ’ acepta qiJe iJitJgur \ a persona t . ene rJi se le considera autoridad alguna para dar nin¿rina declaración, garantia, representación o cor \ aromiso, que nc sea!J ías otorgaóns en este Contrato per los Vendedores en relación con la venta de las Pari . cipacicnes . Sujeto a las cl . sposiciones de este Contr . nto y, en particular, a lo establecido en la Cláusula 7 , los Vendedores declatar \ y garantizan al Comprador que, salvo To expresen \ erJt 0 ínclicacio en este Contrato y/o revelado en la Información Divuigada, cada una de las declaraciones contenidas er! el Aneso 6 . 1 . 1 es correcta y completa en todos los aspectos materiaies a la Fecha de Cierre . Los Vendedores reconocen que cualquier declaración erronea u omisión material identificada diJrante la Due Dil . gence cuya contingencia se materialice en una reclamación por parte de la Agencia Tributaria o ¥ALEIiZIJELA FEItíIfiíIDEZ NOTARIO DE MA D RID the Seller are true and nc misleading as pf the Competition Date or ariy other date expressly referred to the Representations and warrantied of Seller . 6 . 1 . 2 The Buyer acknowledges and agrees that, except as provided under the Representations and Warranties of the Sellers, no other statements, representations, or forecasts made by or on behalt ot the Sellers may form the basis of any claim by the Buyer against the Sellers under this Agreement . However the Sellers shall not be able to rely on the performance of the Due Diligence to limit or exclude liability for any matters that are addressed in the Representations and Warranties of the Seller or disclosed in Annex 6 . 1 . 1 . In aridition, the Buyer ackno 'ledges and agrees t'nat no person has nor is helc! cu! as ha \ ’i! 1 g any authority to give any statemen* : , warr”anty, representation oi” uridertaking, other than those given in this Agreemen! by the ƒ Sellers in connection with the sale of the Shares . Subject to the provisiors of this Agreement and, in partictJlar, ta those set farth in Clause 7 , the Sellers represent and warrant to the Buyer that, except as expressly stated ir 1 this Agreement arJd/or disclosed in the Due Diligence, each of the representations containecl in Annex 6 . 1 . 1 . is true and compIoto in all material resper : ts as of the Closing Da*.a. The acknowledge th<Jt any tr!isstatement or omissiotJ curing the Due Diligence Sellers material identifiecl 'hose contingency materializes in a clairri by the Tax Agency or Social Security may be deducted from ihe last payment of the fixed price (€ 250 , 000 , 00 ) indicated for the year 2027 , without such payment

Seguridad Social podrá ser descontada del último pago del precio fijo ( 250 . 000 , 00 EUR) señalado para el año 2027 , sin que dicho pago sea excluyente del resto de garantías pactadas . 6 . 1 . 4 . El Comprador reconoce y acepta que las Declaraciones y Garantías de los Vendedores estón matizadas por la Información Divulgada con anterioridad a la Fecha de Cierre, tal como se refleja en la Due Diligence llevada a cabo por el Comprador, así como en este Contrato . En ese sentido, los Vendedores no responderán por Reclamaciones Directas derivadas de hechos respecto a los cuales el Comprador tenga conocimiento con causa a la Due Diligence llevada a cabo por el Comprador con anterioridad a la Fecha de Cierre y/o por un hecho u omisión que se ha puesto en conocimiento del Comprador de forma concreta y escrita con anterioridad razonable a la Fecha de Cierre, y/o si el Comprador ha detectado y compartido con los Vendedores durante el proceso de a la luz de la e información Due Diligence, documentación disponible de la Empresa. Sin embargo, dicha salvedad no eximirá a los Vendedores de la responsabilidad por cualquier asunto incluido en las Declaraciones y Garantías del Vendedor en el Anexo 6 . 1 . 1 . 6.2 Las Partes acuerdan que el réglmen de responsabilidad previstó en este Contrato será el único recurso al que tendrá derecho el Comprador por responsabilidad contra los responsabilidad previsto en Vendedores en relación con la Transacción, sustituyendo y excluyendo el régimen general de la legislación española, salvo en caso de falsedad, dolo o fraude por parte de los Vendedores . En ningún caso, podrá ser considerada falsedad, dolo o fraude aquellas manifestaciones o garantías que den Iugar a diferentes being exclusive of the rest of the agreed guarantees. 6.1.4 The Buyer acknowledges and accepts that the Representations and Warranties of the Sellers are qualified by Information Disclosed prior to the Completion Date as reflected in the Due Diligence performed by the Buyer, as well as in this Agreement . In this regard, the Sellers shall not be liable for Direct Claims arising from facts of which the Buyer had knowledge as a result of the Due Diligence carried out by the Buyer prior to the Closing Date and/or from a fact or omission that was specifically and in writing brought to the Buyer's attention prior to the Closing Date, and/’or if the Buyer has identified and shared with the Sellers during the Due Diligence process . in light of the documentation and information available regarding the Company . However, such qualification shall not relieve the Sellers from liability for any matters that are included in the Representations and Warranties of the Seller in Annex 6 . 1 . 1 . 6 . 2 . The Parties agree that the liability regime set forth in this Contract shall be the sole remedy available to the Buyer for any claims against the Sellers in connection with the Transaction, replacing and excluding the general liability regime established under Spanish law, except in cases of falsehood, wilful misconduct, or fraud by the Sellers . Under no circumstances shall any statements or warranties that give rise to different technical interpretations from a tax, accor nting, or audit perspective . he punto de visto fiscal, contai›le o de auditoría. GARANTíAS RESPECTO AL PRECIO FIJO' RESERVA DE LOS DERECHOS POLÍTICOS, CONDICION RESOLUTORIA 6 . 3 . 1 El Comprador, en garantía clem pago íntegro del Precio Fijo estahIer : «!‹ : ' en la cláusula 4 . 2 . 3 del presente Contrato, tendia suspendidos todos los derechos políticos inheren(es a las participaciones adquiridas en la Empresa hasta que se efectúe y se acredite el pago completo del mencionado precio . Esta suspensión incluirá, a título enunciativa, pero no limitativo, el derecho a participar en la toma de decisiones societarias, la designación o sustitución de los órganos de administración, así como el ojerc . Jcip de cualquier facultad de ccr \ trol, super \ ''sión c poder de rJecisión scbre la gestión \ ’ funcionamiento de la Empresa . Sin pcijuicio de In es* . ipuIado en el apartado anterior, los Vendedores se comprometen a . no tentar deois . on=s ni rea . izr+” accioncs que uo forriJen parte ¢ le la actividad habi* • ual re lx enJprcsa . Eu ciJso de iJcunJplir esta obligac . ú!J V IIe‘var a uabo aIgu!Ja de estas acciones o úecisicnes, la comprave \ - ta quedara resuaTta, obI . gúndose los Vendedores a reembolsar ai Comprador la suma de QUINHENTOS MIL EUROS ( 500 . 000 EUR) abcnada cori anterioridacl . 6 . 3 . 2 En el supuesto de quo el que el Comprador no \ ealice el pago Integra del P!ecio FijrJ antes de la Fecha Límite ble F'ago determinado en la c‹ar›suIa 4 . 2 . ú, la conJpravenia quedará autor út . cancer te resrie!ta y sin afecte, sin necesida ¢ l de intervención judicial a . gun a . En tal raso, las Pa!ies quedarán liberadas de las obI . Naciones derivadas del presente Contrato, sin perjuicio de los derechos de los Vendedores para reterier cualquier impore recibido hasta la fecha en concepto de penaiizac‹ón . 6 . 3 . 3 . Ura vez que el Comprador haya efectuado el pago total del Precio FijO establecido en la cláusula 4 . 2 . 3 del presente Contrato . se considerará cumplida la condición suspensiza NOTA RIO D E MA D RID considered falsehood, wilful misconduct, or fraud. GUARANTEE REGARDING THE FIXED PRICE : RESERVATION OF POLITICAL RIGHTS, RESOLUTORY CONDITION 6 . 3 . 1 The Buyer, as a guarantee for the full payment of the Fixed Price established in clause 4 . 2 . 3 of this Agreement, will have all political rights inherent to the shares acquired in the Company suspended until the full payment of the mentioned price is made and verified . This suspension will include, by way of example but not limitation, the right to participate in carpcrate decision - walking, the a \ - . pail tmerJI or r ƒ placement of the governing bodies, as vv+II a - the exercise cf any contrn!, o \ ‘ersight, or decisicr! - makincp pc›'zver ovei” t!no managoiT!ent and operation of the "on 1 pan'y’ . Not \ \ ’ithstanding the proc isions set forth in the |crevious section, the Sellers agree not to rr : ake decisions oi take actions that are not part of tile company's ordinary business activities . In the event o* a breach of this obligation and * . he execution of any such actions or rJecisions, t • 10 sale will be terminated, and the Sellers will be i equirod to roimL'ursc the Buyer the amount of FIVE HUNDRED THOUSAND EUROS ('g 500 , 000 ) previotJsly paid . 6 . 5 . 2 . In the even* . that the Buyer fai‹s to make the fu . I payment of the Fixed Price before the Payment DeadIi! 4 e set furtfn in clause 4 . 2 . 3 , the sale \ • / . II he automatically terminated and rendered null and void, without the need for any judic'a! iMtea'ention . in such case, lhe Parties wil! be released ftom t!na obligations aris . ng from ihis Agreement, without prejudice ts the Sellers' rights to retain any amounts received up to that date as a penalt'v .

contemplada en el mismo, surtiendo la compraventa plenos efectos jurídicos a partir de dicha fecha . En csr›secu‹ :. iicia, el Comprador se restablecer . 4 i› de manera automática todos los derechos políticos que hayan estado resti ii gidos hasta ese momento . GARANT(A APLAZADO: PIGNORADAS DEL PRECIO PARTICIPACIONES 6 . 4 . 1 El Comprador, en garantía del cumplimiento de las obligaciones de pago establecidas en las Cláusulas 4 . 3 . 4 , 4 . 3 . 5 y 4 . 3 . 6 del presente Contrato, pignora a favor de los Vendedores las participaciones 1 a 1057 , ambas inclusi ’e, y 2115 a 2568 ambas inclusive ; tal y como se detalla en el Anexo 6 . 4 . 1 . 6 . 4 . 2 . En el supuesto en el que se realice el pago efectivo de la obligación establecida en la cláusula 4 . 3 . 4 , quedaran liberadas las participaciones 1 a 515 , ambas inclusive, y 2115 a 2342 , ambas inclusive . previa acreditación del pago correspondiente . 6 . 4 . 3 Los Vendedores podrún ejecutar las participaciones pignoradas en el supuesto de que el Comprador incumpla cualquiera de los pagos previstos en las Cláusulas 4 . 3 . 4 , 4 . 3 . 5 y 4 . 3 . 6 del presente Contrato, previo requerimiento de pago y pasados diez días desde el mismo día sin cumplimiento, sin perjuicio de los requisitos exigidos por el Real Deco eto de 24 de junto de 1 fig 9 , del Código Civil relativo a derechos reales para la ejecución de las participaciones pignoradas . 6.4.5 Los Vendedores podrán iniciar, a su elección, cualquiera de los procedimientos que la Iey permita a tal efecto, bien los procedimientos que la Iey permite a tal efecto, bien los procedimientos extrajudiciales previstos en el Código Civil, entendiendo que el inicio de uno de estos procedimientos no impide el inicio de cualquiera de los 6 . 3 . 3 Once the Buyer has made the full payment of the Fixed Price established in clause 4 . 2 . 3 of this Agreement, the suspensive condition set forth therein will be considered fulfilled, and the sale will have full legal effect from that date . Consequently, the Buyer's political rights, which had been restricted up to that point, will be automatically reinstated . GUARANTEE REGARDING THE DEFERRED PRICE : PLEDGED SHARES 6 . 4 . 1 The Buyer, as a guarantee for the fulfilment of the payment obligations established in Clauses 4 . 3 . 4 , 4 . 3 . 5 , and 4 . 3 . 6 of this Contract, pledges in favor of the Sellers the shares numbered horn 1 to 1057 , inc 1 usive, and from 2115 to 2568 , inclusive ; as detailed in Annex 6 . 4 . 1 . 6 . 4 . 2 In the event that the effective payment of the obligation established in Clause 4 . 3 . 4 is made, the shares numbered from 1 to 515 , inclusive, and from 2115 to 2342 , inclusive, will be released, subject to the corresponding payment being duly credited . 6 . 4 . 3 The Sellers may enforce the pledged shares in the event that the Buyer fails to comply with any of the payments set forth in Clauses 4 . 3 . 4 , 4 . 3 . 5 , and 4 . 3 . 6 of this Contract, following a payment demand and after a period of ten days from the date of said demand without compliance, without prejudice to the requirements established by Royal Decree of July 24 , 1889 , of the Civil Code regarding real rights for the enforcement of pledged shares . 6 . 4 . 5 The Sellers may iizitiate, at their discretion, any of the procedures permitted by law for this purpose, either the procedures allowed by law or the extrajudicial procedures provided for in the Civil Code, it being understood that the

G.4.G 6 . 4 . 7 ñ, sUI . ci*ud ir' . Compt ador \ ’ con sr Íeci n ü+I ¿ gr precio pol el Comprador de cua!quiar ¿esto incut”rJdo ç› • ut” Ins VerJctadores mn re!ccíún üai” fa cancelación, ejecuciÓn o extinción de la prenda de participaciones, los Vendedores scanf . < .. n firmar y n(‹or,ca‹‘ nL . a‹ 1 tos docutr_ ƒ . *llos públicos o pro . 'ados sean n=”cesai”ios a petición rJet Comprador con la finalidocl o cancelni la prenda de participaciones creada mediante este documento una vez cLimplida la c'bIigüciü›tJ de par'c . GARANTIA DEL DIRECTOR GENERAL : PERMANEN CIA JAVIER ZORILLA 6 . 5 . 1 El Comprador se cofvpromet ü suscr . h . r con . D . Francisco Javier Zorrilia Lozano, un ccnt! ato de solahoracíúhri, a partir de la Fecha Limit e de Pago }' hasta el 31 de d . ciembre rJo 2026 (el “Período de Permanencia") . G.7 Declaraciones y garantías del comprador BLAIIt# \ I LEIiZIJELA FEItíIfiíIDEZ NOTA RIO D E MA D RID initiation of one of thes ƒ procedures does riot preclude the initiation of any of the others, as long as the debt remains unpaid . 6 . 4 . 6 The pledge of shares shall remain in effect until full compliance with the guaranteed obligation, that is, the full payment of the stated debt . 6 . 4 . 7 At the request of the Buyer and subject to the prior payment by the Buyer of any expenses incurred by the Sellers in connection with the cancellation, enforcement, or termination of the pledge of shares, the Sellers agree to sign and execute any public or private documents necessary at the request of the Buyer for the purpose of cancelling the pledge of shares createcl by this document once the payment oL>I : gati ƒ on has buen f‹JIfiIIed . GUARANTEE OF GENERAL MANAGER : TENURE OF JAVIER ZORRILLA 6 . 5 . 1 The Buyer shail e!Jter i‹ 1 to a collaboratir n agreem . ant 'with Mr . Francisco Ja • vier ZcarriIla Lozaric, starting from the Payment Deadline and lasting until Decer h=/ 31 , 202 G (* . he "Retention Period") . The Buyer agrees to mai . main the current cOSt ru ure of theC z an anü no : o !cake any investment or change that cctJld result ill a rodiuction 'n the Company’s orofit cial! iilg !he *scaI years 2025 and 2026 . Additionally, the Buyer guarantees that no business decisions wil! be tr!ade that negatively affect the profitability of the Company during this period, unless there is pr . or ^ ritten agree . ment frcm the Sellers . 6.7. Representations and Warranties ofthe Buyer

6.7.1 El **Anexo 6.7.1** establece las declaraciones y garantías realizadas por el **Comprador** a favor de los **Vendedores** (las "**Declaraciones y garantías del Comprador**").

6.7.1 **Annex 6.3.1** sets out the representations and warranties made by the **Buyer** in favour of the **Sellers** (the "**Representations and Warranties of Buyer**").

6.7.2 Sin perjuicio de lo dispuesto en el presente Contrato, el **Comprador** declara y garantiza a los **Vendedores** que cada una de las declaraciones establecidas en el **Anexo 6.7.1.** es correcta y completa en todos sus aspectos materiales en la Fecha de Cierre.

6.7.2 Notwithstanding the provisions of this Agreement, the **Buyer** hereby represents and warrants to the **Sellers** that each of the statements set out in **Annex 6.3.1.** is correct and complete in all material respects at the Completion Date.

6.7.3 Las disposiciones de la Cláusula 7 se aplicarán *mutatis mutandis* en caso de que alguna de las **Declaraciones y Garantías del Comprador** resulte incorrecta o incompleta. En tal caso, el **Comprador** se compromete a indemnizar a los **Vendedores** por cualquier Daño que sufran estos debido a lo anterior bajo las mismas condiciones establecidas en este Contrato.

6.7.3. The provisions of Clause 7 will be applicable *mutatis mutandis* in the event that any of the **Representations and Warranties of Buyer** is not correct or complete. In such case, the **Buyer** undertakes to indemnify the **Sellers** for any Damages caused to **Sellers** due to the above under the same conditions as explained herein.

7. OBLIGACIÓN DE INDEMNIZAR. PROCEDIMIENTO DE RECLAMACIONES DE INDEMNIZACIÓN

7. OBLIGATION TO INDEMNIFY, CLAIMS PROCEDURE FOR INDEMNIFICATION

7.1 Obligación de indemnización por parte de los Vendedores

7.1. Obligation to indemnify by the Sellers

7.1.1 Sin perjuicio de lo dispuesto en la cláusula 7.4, los **Vendedores** indemnizarán y mantendrán indemne al **Comprador** de todos y cada uno de los Daños que este sufra. En caso de que se efectúe algún pago en concepto de indemnización, los **Vendedores** responderán en proporción a sus participaciones y serán entre ellos responsables de determinar internamente la distribución de dicha responsabilidad. Esta obligación se aplicará en los siguientes casos: (a) si los Daños resultan de que cualquiera de las **Declaraciones y Garantías de los Vendedores** relacionados en el

7.1.1. Without prejudice to the provisions of clause 7.4, the **Sellers** shall indemnify and hold harmless the **Buyer** from any all Damages suffered by the **Buyer**. In the event that any indemnity payment is made, the **Sellers** shall be liable in proportion to their shareholdings and shall be responsible among themselves for determining internally the distribution of such liability. This obligation shall apply in the following cases: (a) if the Damages result from any of the **Representations and Warranties of Sellers** related in **Annex 6.7.1** being incorrect or false, as a consequence of facts, actions and/or omissions occurred prior to the Completion Date; or (b)

fbl E6A@RIA. t8 b&a l.., como consecuencia de hechos, acciones y/u omis'cnes ocurridas con anterioridad a la Fecha Je Cierre ; s (b) se deriven del incumplimi ƒ nto por parte de ios Vendedores de cualqu . er otra disposición de este Coritrato (el "Incumplimiento de los Vendedores") . Sin embargo, ningún Vendedor será responsable de los Daños sufridos por el Comprador que sean consecuencia d+I iiiuuruplimiento de las obligaciones asumidas por otro Vendedor en virtud de este Gontrato, ni de la inexactitud o incompletitud de cualquiera de las Declaraciones y Garantías de los Vendedores que no le sean atribuibles . El Comprador reconoce que las exclusiones y limitaciones a la responsabilidad de los Vendedores estable ídas e \ J esta CtaLtsula son eseiJciales para los Vendedores, y cius los Vendedores no haorfan ejecfJtado el Contiato er estos t rrninos sin que c!ichas excius : 'ones \ ’ limitaciones a la respransaõilidad hUbierarJ sido acordadas pol las Pares . Las Partes acuurdan expresarr \ ente que los Dafics a pagar por los Vendedores al Comprador etJ virtud de este Contrato serán indemriizadcs por lcs Vendedores de conforrniJad a lo siguiente : (a) C \ ›alquier cantidad de Daros siJfridos directamente per el Comprador (os cecir, no srifr . 'dos indirectamente ccmo socio de la Empresa) se pagara directamente al CotTiprador . Cualquier cantidad de Daños sufridos directamente por la Empresa (lo que, en consecuencia . implica ian impacto indirecto en el Comprador, como sosio directo de la Empresa) se pagará directa . mente al Comprador, por un (#) ytLEtiziJErA FEetiAzDEz NOTARIO DE MAD RID arising from the breach by lhe Sellers of any other provision of this Agreement (the "Sellers’ Breach") . However, no Seller shall be liable for any Damages suffered by the Buyer as a result of the breach of obligations assumed by another Seller under this Agreement, nor for the inaccuracy or incompleteness of any of the Seller's Representations and Warranties that are not attributable to such Seller . 7 . 1 . 2 . The Buyer Acknowled s es that tne exclusions and 'imitations to tite Sellers’ liability set fcilh in this CIa \ se are esseiJtial for the Sellei's, and tha* . the Seller would not have executcd the AçreenJent on thèse ’terme \ viti 1 out such exclusions and line . tations to the liaùility having bean agreer by the Parlies 7 . 1 . 3 . The Parties expressly agree that the Damages payable by the Sellers to the Buyer pursuant tc th's Agreement shall lie indemnifed by the Sellers on a euro per - echo basis and shall be s object to the fol‹oa’iilg : Any account of Damages suffered’ clirectly by the Buyer (i . e . , not suffered indirectly as sharehoIc!ei of the Company) sh«lI be directly |said to tf \ o Buyer . Any amount of Damages directly suffered by the Company ( 'hich consequently, results in an indirect impact on the Buyer, as tone direct s'narehoIder of the Company) shall be paid direct . y to the ƒ Buyer, 'n an monto igual al Daño sufrido por la Empresa.

amount equal to the Damage suffered by the Company.

7.1.4. El **Comprador** no tendrá derecho a presentar ninguna reclamación y los **Vendedores** no asumirán responsabilidad alguna en virtud de las **Declaraciones y Garantías de los Vendedores** si, y en la medida en que, la reclamación no hubiera surgido de no ser por, o se ve incrementada por, o como resultado de, o es atribuible de otro modo a:

7.1.4. The **Buyer** shall not be entitled to make any claim, and the **Sellers** shall have no liability whatsoever under the **Representations and Warranties of the Sellers** if and to the extent that the claim would not have arisen but for, or is increased by, or as a result of, or is otherwise attributable to:

(a) Cualquier alteración, implementación, entrada en vigor o modificación de cualquier ley, norma, reglamento, directiva u otro acto legislativo, así como cualquier interpretación definitiva y vinculante de la ley o cualquier práctica administrativa publicada por un gobierno, departamento gubernamental, agencia u organismo regulador, que se hayan anunciado o implementado en la Fecha de Cierre o posteriormente. Esto incluye la introducción de nuevos impuestos o cambios en las tasas impositivas, ya sea en España o en otros lugares, que se hayan anunciado o implementado en la Fecha de Cierre o posteriormente; o

(a) An alteration to or implementation of or coming into force of or any change in any law, rule, regulation, directive or other legislative act, any definitive and binding interpretation of the law or any published administrative practice of any government, governmental department, agency or regulatory body that have been announced or implemented on or after the Closing Date. This includes the introduction of new taxes or changes in tax rates, whether in Spain pr elsewhere, that have been announced or implemented on or after the Completion Date; or

(b) Cualquier cambio efectuado después de la Fecha de Cierre en las políticas contables, así como en los métodos, principios o cualquier procedimiento de presentación de informes fiscales de la Empresa; o

(b) Any changes made after the Completion Date in the accounting policies or accounting methods, principles or any taxation reporting practice of the Company; o

(c) Cualquier responsabilidad, daño u obligación por la cual la Empresa habría estado protegida por una póliza de seguro o podría recuperarse de cualquier otro tercero, si dicha póliza no hubiera sido terminada o modificada o si no se hubiera renunciado a dicho derecho de recurso o si las pólizas establecidas por el **Comprador** o la Empresa hubieran sido resueltas o reemplazadas por otras similares o de otra manera perdidas por cualquier acción u omisión por parte del

(c) Any liability, damage or obligation for which the Company would have been protected by an insurance policy or could otherwise be recovered from any other third Parties, had such policy not been terminated or modified or such right to recourse waived or the policies put in place by the **Buyer** or the Company terminated or replaced by similar ones or otherwise lost by any action or omission by the **Buyer** or the después de la Fesha de Cierre; o (d) CualqiJi r responsabilidad il obligación (d) de la Empresa frente a un tercero cuyo pago o satisfacción haya siJo llevado a cabo por el Comprador o la Empresa, sin que el Comprador haya cumplido con las disposiciones establecidas en el Anexo 7 . 1 . 4 para la presentación de reclamaciones a terceros, o sin haber oUfcilidu el uuihuí iliiriiuritu previu pur escrito del Representante de los Vendedores ; o (e) En relación con los Daf \ os que se incrementen debido a acciones u omisiones del Comprador o de la Empresa, no se asumirá responsabilidad por el importe de dicho incremente ; o por c \ Jalq \ Jier actc, hechos, comisión, gestión o decisión tomada por el Comprador tras la Fecha de Cierie de la que traiga causa el dañu . (f) Por situaciones inJprevis‘.as dei ivadas de circunstancias inlernas ope!”aciones, contratos, empleados, entre otr‹ns) o xterrias (mercado, comp+tencia, economia) que pudieran afectar ei \ ’alor o las expectativas de la Tra!asar - ,ción. Vendedores resçons<nbiIiclad Asimismo, no a.guna les asumen por reclamaciones si llo existen Dades. 7 . 1 . 5 E‹ Comprador cleherá asegurarse de que la Empresa mitigue, en la mecIida de lo posible, les Daños su fridos por e . Comprador y/o le Empresa en relación co .• 1 una reclamación o una reclamación potencial baje las Declaraciones y Garantías de los Vendedores . F.1.6 Cualquier beneficio fiscal que ía Empresa obtenga como resultado de los Daños sufridos por ella se restará del monto total de los Daños que los Vendedores deben pagar en ' 7 i . bud de una reclamación relacionada con el ¥ALEIiZIJELA FEItíIAíIDEZ NOTA RIO D E MA D RID Company on or alter the Completton Date; or Any 'iability or obligation of the Company ’ is - à - vis any thirô party the payment or satisfaction of \ vhich has been made or performed by the Buyer or the Company without the Buyer complying with the provisions for the conduct of third - party claims set forth in Annex 7 . 1 . 4 or without the prior written consent of the Representatlve of the Sellers ; or (e) In relation to those Damages that are increased due to actions or omissions of the Buyer or the Company, not liability shall be assumed for such increase ; or for any act, fact, omission, management, or decision macle by the Buyer after the Closing Date I : nat causes tile damage . Foi unf reseen s . tuations arising frcm internal circumstances (operations, contracts, emplcyees, among ethers) or external circumstar . cas (ma .• ket, c<ompetition, economy} !hat could affect the value or exoectatir ns of the Transaction . Furt! • errrlcre, the Sellers shall not be liable for at ; y chiefs if no Damages exist . (g) Force majeure \ fuorza mayor) cr fo uitous event (caso fortuito). 5. The Buyer s : 'Jail ensure that the CoriJpany mitigate to the extent possible any Damages s \ Jffered by the Buyer and!or the Cumganv in respect of a cla . m or a potential claim undur the Representations and Warranties of Sellers . 6. Any tax benefit obtained by the Company as a result of the Damages suffered by ' : he Company shall be reduced in respect of the Damages that !he Sellers must pay ‹inder a claim related to the Breach of the Sellers*

incumplimiento de las **Declaraciones y Garantías de los Vendedores** según lo establecido en este Contrato.

Representations and Warranties as set forth in this Agreement.

7.2 **Obligación de indemnización por parte del Comprador**

7.2. **Obligation to indemnify by the Buyer**

7.2.1 El **Comprador** indemnizará y mantendrá indemnes a los **Vendedores,** de todos y cada uno de los Daños que sufran que, (a) resulten de la falsedad o inexactitud de cualquier Declaración y Garantía del **Comprador** relacionadas en el **Anexo 6.7.1,** atribuibles a hechos y/u omisiones ocurridos antes de la Fecha de Cierre, sin importar que dichos hechos, participaciones y/u omisiones sean identificados o revelados después de dicha fecha; o (b) se originen en el incumplimiento por parte del Comprador de cualquier otra disposición de este Contrato (el "**Incumplimiento del Comprador**").

7.2.1. The **Buyer** shall indemnify and keep the **Sellers** harmless, of any and all Damages suffered by the Sellers, which, (a) result from any Representation and Warranty of the Buyer related in **Annex 6.7.1** being untrue or inaccurate, as a consequence of facts, actions and/or omissions occurred prior to the Completion Date but irrespective of any such facts, actions and/or omissions being identified or revealed after the Completion Date; or (b) arise from the breach by the Buyer of any other provision under this Agreement (the "**Buyer's Breach**").

7.2.2 En lo sucesivo, el término "**Incumplimiento**" se utilizará de manera indistinta para referirse tanto a un Incumplimiento del **Comprador** como a un Incumplimiento del **Vendedor.**

7.2.2. Hereinafter, reference is made to "**Breach**" when it refers, indistinctively, to a **Buyer's** Breach or a **Sellers'** Breach.

7.2.3 En caso de que el **Comprador** incumpla en el pago de cualquier cantidad adeudada a alguno de los **Vendedores**, en virtud de este Contrato por el eventual importe derivado del Precio Variable una vez cumplidas las condiciones para su devengo, el **Comprador** deberá abonar a cualquiera de los **Vendedores** afectados por el incumplimiento un interés moratorio sobre la cantidad pendiente de pago. Este interés se calculará desde la fecha de vencimiento hasta la fecha de pago efectivo, conforme a las siguientes condiciones:

(a) **Tasa de Interés Moratorio**: El interés moratorio aplicable será del 10% anual sobre el importe adeudado.

7.2.3 In the event that the **Buyer** fails to pay any amount owed to any of the **Sellers** under this Agreement, arising from the potential amount derived from the Variable Price once the conditions for its accrual have been fulfilled, the **Buyer** shall pay to any of the **Sellers** affected by the default a late payment interest on the outstanding amount. This interest shall be calculated from the due date until the actual payment date, in accordance with the following terms:

(a) **Late Payment Interest Rate**: The applicable late payment interest rate will be 10% annual on the amount owed.

7.4.1 Eg GÓg @ inte rés moratorio se calculará de forma diaria sobre la cantidad vercida y no pagada, acumulándose desde la íecha de vencimiento hasta la lee : na en que el pago sea realizado en su totalidad . (c) Notificación de Incumplimiento : Los Vendedores y/o Vendedor notificarán por escrito al Comprador cualquier retraso en el pago, indicando la cantidad pendiente y los intereses acumulados hasta la fecha de la notificación . (d) Acciones : El devengo de los intereses moratorios no impedirá que los Vendedores y/o Vendedor ejerzan, si asi lo estiman oportuno, las acciones a . ue les pudieren corresponder en cunJplim . ientu del Ccntrüto \ ' en particular la exigibilidad del pagn del importe ad ƒ udado . Procedimiento para las reclamaciones de indemnización 7.S.1 En caso üa que cuaiquiera do ‹os Vendedores o el Comprador tenga ronccimieritc de la existencia de un IncfJnlplimiento que puecia resultar en un Daño . lJdemilizahle por parte de la ‹otra parte, se cleberú soguir el prccedimien . *o üc recianJación de ir \ úemnízaciÓn descrito en el Anexo 7.1.4. 7.4 Límites cuantitativos Los Vendedores no serntJ responsables con respecto a una Deciaración y Üara!J : ía inexacta c falsa de los Vendedores en los siguientes casos: ii) Si ei monto Óe los Dañcs ocasionados a la Empresa por dicha Declaración y Garantía no 7.3.* ?.4. 7.4.1. De miniinis ”nd thresho›'ó BL4£¢é ¥ALEIiZIJELA FEItíIfiíIDEZ NOTARIO DE MA D RID (b) Calculation Method : The late paynlerit interest will be ca 1 culated daily on the overdue and unpaid amount, accumulating from the due date until t . 'Ie date when the payment is made in full . (c) Notice of Default : The Sellers and/or Seller will notify the Buyer in writing of any payment delay, indicating the outstanding amount and the interest accumulated up to the date of the notification . (d) Actions : The accrual of late payment interest will not prevent the Sellers and/or Seller from taking, if deemed necessary, any actions available to them in compliance with the Agreement, particularly the enforcement of the pa \ ‘lcer . I oi the overdue anJour›* .. Preoedure for iildemnification claims If and when any of the Sellers or the Buyer hecoriJe a \ */are of the existence of a Breach wh . ch cauld give rise to a compensable Damage by an \ ’ other party, the procedure foi Indemnification claims clescribed in Annex 7 . 1 . 4 shall apply . Quai titative limits The Sellers shall net be liable in rasp+ct of a Representation and \ Tarranty of Sellers being incorrect cr false : If t‹ne amount of the Damages caused to the com . pany by such Representation and Warranty does not exceed* ONE supera los MIL EUROS (1.000,OOEUR); y (ii) Si el total acumulado de los Daños causados a la Empresa por dicha Declaración y Garantía, sumado a cualquier otro Daño resultante de otras Declaraciones y Garantías inexactas de los Vendedores, no supera los DIEZ MIL EUROS ( 10 . 000 , 00 EUR) . En caso de que el monto acumulado de Daños exceda los DIEZ MIL EUROS ( 10 . 000 , 00 EUR), los Vendedores asumirán la responsabilidad por la totalidad de los Daños, comprometiéndose a indemnizar íntegramente todos los perjuicios . 7.4.2 Máxima responsabilidad La responsabilidad total de los Vendedores por los Daños causados a la Empresa y/o al Comprador se ajustará a los siguientes límites : (i¡) (i) En caso de incumplimiento de las Garantías, la responsabilidad de (i los Vendedores estaró limitada y no excederá del Precio de Compra (en adelante, el "Límite de Responsabilidad de las Garantías") ; Sin embargo, esta limilación no aplicará relacionadas a contingencias con cuestiones tributarias sobre los pagos fraccionados del impuesto de sociedades, las deducciones de I+D, el deterioro de existencias y la pérdida de anticipos, así como los perjuicios que cause a la compañía la controversia en referencia al proveedor GLOBAL, en la cantidad no provisionada por la Empresa . Para este tipo de contingencias, los Vendedores asumirán responsabilidad THOUSAND EUROS (€1,000); and (ii) If the total accumulated Damages caused to the Company by such Representation and Warranty, when added to any other Damages resulting from other inaccurate Representations and Warranties of the Sellers, does not exceed THOUSAND TEN EUROS (€ 10 , 000 ) . In the event that the total amount of Damages exceeds TEN THOUSAND EUROS (€ 10 , 000 ), the Sellers will assume responsibility for the full amount of the Damages, undertaking to fully compensate all losses . 7.4.2. Maximum liability The Sellers' total liability in respect of Damages caused to the Company and/or the Buyer shall be subject to the following limits : In the event of a break of the Warranties, the Sellers ' liability shall be limited and shall not exceed the Purchase Price (hereinafter . the “Warranties Liability Cap") ; (ii) However, this limitation shall not apply to contingencies related to tax matters regarding corporate income tax installment payments, I+D deductions, inventory impairment and loss of advances, as well as damages caused to the company by the controversy in reference to the GLOBAL supplier, in the amount not provided for by the Company . For this type of contingencies, the Sellers shall assume joint and several liability for the totality of such amount in real terms .

ES C0%á@ A d de dicho impore en términos reales. Las Partes ccnv . enen que e . plazo para ejercer cualquier reclamación que corresponda al Comprador o a los Vendedores (según corresponda), conforme a lo establecido en el presente Contrato, expirará al cabo de tres (3) años contados desde la Fecha de Cierre . Como excepción a lo señalada en el párrafo anterior, para las reclamaciones vinculadas a Garantías Fundamentales, Garantías Fiscales y Garantias Laborales, la responsabilidad de los Vendedores se extenderá hasta el término del plazo de prescripción legal aplicable conforme a la Ley. Otros limites . h'n dupl . '’cIdafii . Las Partes nc tendrán derecho a recibir inde/vnizaciú!J por los Daños sufridos ni a obtener otros reembolsos adicionales por 'os mismos hechos que aieron origen a una reclariaación . (ii) lnúum.nizaciones úe ten:eros. En el caso ñe cue los Vendedores con›pensofJ al Cotnprador o a la Empresa por una !eclamaciún. posteriormente ! Comprador, la Empresa o cualquier otra entidad del Grupo del Comprador logi e recuperar ura cantidad de un tercera (incluyendo, pero nc limi(ándose a, compensaciones a través de pólizas de segurc) relacionada directamente con el mot.vo que originó la reclarriación, el Comprador se compromete a BL4£¢é ¥ALEIiZIJELA FEItíIfiíIDEZ NOTARIO DE MA D RID The Parties agree that the period of time fcr the exercise of a claim that may correspond to the Buyer or the Sellers (as applicable), pursuant to this Agreement, will expire after three (3) years from the Completion Date . As an exception to the pi uvixicns set forth in the above paragraph, for claims related to Fundamental Warranties, Tax Warranties and Labour Warranties, the Sellers will be liable until the expiration of the applicable statutory limitation period under the law . (iii) Other limits Non - duplication . The Parties shall not be entitled tn be cona|aens‹tted for Damages suffarecl or to cbtain ether rein \ 'oursements cr refunds mere than once with respect to the originating events of a claim . Compet›sa . *ion rro/r mill pafT/ss . If the Sellers pay tu the BMyer or . he Company’ an anJ ƒ JUnt in respect o . ” u claim and the Buyer, the Company or another ccc Many of Buyer’s Group sLJbsequer \ tly recovers from another person (includ . ng under insurance policies) an amount \ * 7 iJich ctirect!y !”eIates to the matter giving rise to !he Claim, then the Buyer s \ hall promptly inform the Representative of the Sellers of such recovery and of the notificar de inmediato al Representante de los **Vendedores** sobre dicha recuperación y a informar del monto recuperado. A efectos de este Contrato, se entenderá por **"Suma recuperada para los Vendedores"** el importe obtenido en relación con la reclamación correspondiente.

Además, el **Comprador** se compromete a pagar sin demora a los **Vendedores:**

a) La Suma Recuperada para los **Vendedores**, en el caso de que el Daño indemnizado por los **Vendedores** en relación con la reclamación supere la Suma Recuperada.

b) Una cantidad equivalente a los Daños indemnizados por los **Vendedores,** si dichos Daños son iguales o inferiores a la Suma Recuperada.

(iv) Exclusión de limitaciones por fraude o mala conducta intencionada

Las disposiciones de este Contrato no limitarán en ningún caso la responsabilidad de los **Vendedores** por actos de fraude o mala conducta intencionada (dolo).

8. CONFIDENCIALIDAD. ANUNCIOS

8.1 Confidencialidad

8.1.1 Las Partes se comprometen a mantener la confidencialidad del contenido de este Contrato y a no revelarlo, excepto en los siguientes casos:

(a) Cumplimiento de obligaciones legales: cuando sea necesario para satisfacer una obligación legal, incluidas las regulaciones amount of the Sum Recovered for them. For the purposes of this Agreement, **"Sum Recovered for the Sellers"** means the sum recovered in respect of the relevant claim.

Additionally, the **Buyer** shall promptly pay to the **Sellers:**

a) The Recoverable Amount for the **Sellers**, in the event that the Damage indemnified by the **Sellers** in connection with the claim exceeds the Recoverable Amount.

b) An amount equivalent to the Damage indemnified by the **Sellers**, if such Damage is equal to or less than the Sum Recovered.

(iv) Exclusion of limitations for fraud or misconduct.

The provisions of this Agreement will not, under any circumstances, limit the liability of the **Sellers** for acts of fraud or wilful misconduct *(intentional wrongdoing)*.

8. CONFIDENTIALITY. ANNOUNCEMENTS

8.1. Confidentiality

8.1.1. The content of this Agreement must remain confidential, and the Parties undertake not to reveal the same, save for following exceptions:

(a) Compliance with legal obligations: when necessary to fulfil a legal obligation, including securities regulations or in response to a court or administrative order.

5 . 2 . 4 Ninguna de las Partes ç odrú realizar o emitir iJn anuncio público, comLlnicación o circular en relación cen respuesta a una orden judicial o admicis'a'va. (b) Ejercicio de derechos y ob . igasiones : para ejercer los derechos y obligaciones derivados de este Contrato, facilitar su cumplimiento, o permitir que el Comprador transtiera, total o parcialmente, las Participaciones de la Sociedad a un tercero . Asimismo, se podrá informar a asesores o auditores, siempre que estos se compi”ometan a mantener la más estricta confidencialidad respecto a los derechos y obligaciones mencionados, ya sea mediante un acuerdo explícita o conforme a sus ncrnJas prcfesicnaies . Información de conccimiunto ¿übI . co : cualquier i . Jforma ¢ ;: 'ún que, en 'a fecha de d . ’ulgar - ,i 4 n per o earl no,’Tibre de una de las partes, sea de ‹ - . onocimiento público . o que se haga pübI : 'ca or! cualquier morJentc ƒ posterior s . n qrJe este sea atribuible a ía oarte que reciL ‹ó dicha infu ƒ i”maciótJ . Anuncios Ins transacciones !wenciorJadas en es’ . e Contrato, a ‹nenas que hcyc obtenido pr ƒ viamente el consentTmien* : o oor escrito de las demús Partes . NO CONCURREN CIA 9.1. Los Vendedores se comprometen, durante un periodo de 5 años a partir de la Fecha de Cierre (el “Período de No Competencias, a no realizar ninguna de las acciones mencionadas en el Artículo ^ . 2 siri el consentimiento previo por escrito del Comprador independient ƒ fTiente de si : (i) actÚan directa o indirectamente, a través de 5 . 2 . 4 . None of the Paries may make or issiJo any public anncuncemetJt, cnmmunicat . on, or circU'ar in relatiolJ to !he transact . ons mentioned in this Agreement, utJloss prior written consent has been ob dinerJ . ‘rem the ot . her Parties . ¥ALENNELAFEMANKZ NOTA RIO D E MA D RID (b) Exerc.se of rights and obligat'ons: to exercïse the rights and cbl . gations arisinç under this Agreement, facilitate its compliance, or the Buyer to transfer, in whole or in part, the Shares of the Company to a third party . Furthermore, information to maintain the strictest confldentlality regarding the mentioned rights and obligations, either through an explicit agreement or in accordance with their professionai rules. P . /blicly kncwn informatian : any it 1 formation that, at the time of disclosure by or on behalf of ono of the Parties, is publicly know at any . ater time wi‘ . hout Leir 1 g attributable to the party receiving such information . 82 Announcements 9. NON - CONCURRENCE 9 . 1 . TI e Sellers u!Jdertako, for a period cf 5 years fro . Sri the Closing Date (the “Non - Compete Period") , not to perfor . m any cf !he actions r eniioneri in Article 9 . 2 without the prior written consent of the Buyer, regardless of whether they : (i) act directly or indirectly through, an affiliated company or though other individuals, companies or una empresa afiliada o mediante otras personas, empresas o entidades legales; (ii) actúan en su propio nombre o como director, socio o accionista de una empresa u otra entidad legal, o como empleado, gerente, consultor o agente de una persona, empresa u otras entidad legal; o (iii) actúan en cualquier otra capacidad o manera.

9.2. Durante el Período de No Competencia, los **Vendedores** no deberán:

(i) llevar a cabo ni participar en actividades que compitan con las actividades realizadas por la Empresa en la fecha de Cierre, en concreto no podrán comercializar durante los 5 años ningún producto comercializado en la actualidad por Arteconfort o sus familiares en primer grado, determinadas a la firma de cierre por todo **tipo de ventiladores de techo o alumbrado solar de jardín**, excepto las actividades realizadas por un Vendedor o una parte relacionada con un **Vendedor** en nombre del **Comprador** o de una persona asociada;

En ningún caso se considerará competencia las restantes actividades desarrollas en la actualidad por los vendedores mediante otras sociedades y que principalmente comercializan material de baño e iluminación.

(ii) no inducir ni intentar inducir a ninguna persona que sea cliente, proveedor u otra relación comercial de las Empresas a terminar, reducir sustancialmente o hacer negocios con estas Empresas bajo condiciones menos favorables para ellas.

(iii) no contratar ni intentar contratar a ningún gerente, consultor, empleado o contratista independiente de las Empresas o involucrarlos en cualquier otra capacidad o forma) ni inducir ni intentar inducirlos a dejar la empresa.

legal entities; (ii) act in their own name or as a director, partner, or shareholder of a company or other legal entity, or as an employee, manager, consultant, or other legal entity; or (iii) act in any other capacity or manner.

9.2. The **Sellers** shall during the Non-Compete Period:

(i) carry out or engage in activities that compete with the activities carried out by the Company on the Closing Date, in particular, they may not market during the 5 years any products currently marketed by Arteconfort or its first degree relatives, determined at the Closing for all types of ceiling fans or solar garden lighting, except for activities carried out by a Seller or a party related to a Seller on behalf of the Buyer or an associated person;

In no event shall the remaining activities currently carried on by Sellers through other companies and which primarily market bathroom and lighting equipment be considered competition. ;

(ii) not induce or attempt to induce any person who is a customer, supplier, or other business relation of the Companies to terminate, substantially reduce, or conduct business with these Companies under less favourable conditions for them;

(iii) not hire or attempt to hire any manager, consultant, employee, or independent contractor of the Companies (or engage them in any other capacity or manner) or induce or attempt to induce them to leave the Companies.

ES COPI A SIMPLE Las obligaciones de no competencia y no solicitudes establecidas en este arfculo 9 están geogrúfica!vente limitnüas a los países donde las Empresas estén activas eri la Fecha de Cierre . 9.3 0.4 Si el Comprador identifica un iriuuriiplimiento de las disposiciones de este articulo 9 , deberá enviar una notificación de incumplimiento a la parte infractora, exigiendo que se subsane dentro de los 15 días naturales . Si la notificación no se cumple, la parte infractora está obligada a pagar una indemnización al Comprador, fijada en una cantidad fija de DOS MILLONES DE EUROS z . 00 C . 000 EURj, silo perjuicio del derecho ¢ Iel Comprador a olici!ar una indemnización ad . cional si pLJede demostrar que los daños sufridos superan las cantidades ri 1 encicnadas aiJteric›rmente . 9 . 5 . Los Vendedores reconocen que las dlsposic . ones de este artie : tJlo 9 son razonabl+s \ ' necesarias para proteger los intereses legítimos del Comprador . Sin emlcargo, s . alguna ñisposiciún de este artículo 9 exoedo las imitaciones legales respecto a duración, terr . torio o nsa* : eria o cua \ quior o* . ra Iimiia ¢ : ‹ún lega 1 , dicha disposición nc seró nr›la, nero las Partes se ccnsioeraran cnmo si ht . hie^ün acosado una disposición cOn . fnrme a iOs máximos permitidos Por la ley aplicable, y la dispos . ción de est'a Artículo 9 que excede esas limitaciones s . ƒ . rü ajustada en cctJsecuencia y aütomúticarnent . THE OF REPRESENTATIVE 10. LOS DE REPRESENTANTE 10. SELLERS VENDEDORES 10 . 1 . Los Vendedores se comprorrieten a actuar em tcdo momento oomo una úrica entídad en virtuü de este Contrato, tanto frente a' Comprador como a la Empresa . A tal efecto : ¥ALENNELAFEMANKZ NOTA RIO D E MA D RID 9 . 3 . The obligations of ncn - competition and non - solicitation as specified in th : 's Article 9 are geographically limited to tne countries when e the Companies are acti' 7 e on 'the Closing Date . 9 . 4 If the Buyer identifies breaches of the provisions of this Article 9 , the Buyer shall send a notice of default to the breaching party demanding that the breach be remedied within 15 calendar days . If the default notice is not complied with, the breaching party shall be obliged to pay compensation to the Buyer, set at a fixed amount of TWO MILLION EUROS f€ 2 , 000 , 000 ) . withcrit prejudice to the Buyer's right to seek additional comp+nsaticn if it can demonstrate that the incurred Damages exceed the afoi eme!Jtioned amounts . The Sellers acknowledge ticat the provisions of tnis Article g are reasonahle and necessary to pro* . +c* . the Tegitimate interests cf the Buyer . If, ho ever, and pm ‘ision of this Añicle 9 exceeds the . egaI limitations regarding c!uration, territory, or subject matter, or any other lugal limitation, that provision shall not be vuid but the Parties shall be considered to have agreed on a provision in accordance \ ^ith the maximums allowed by applicable law, and the prowsion of this Article 9 that exceeds those limitations shall be adjusted z . ccurdinglv and automatically . 10.1. The Sellers undertake that, vis - a - ‘his the Buyer and the Company, shall act at all t . mes under thie Agreement as a single entity and, for these purposes :

10.1.1 Se nombra irrevocablemente a **Francisco Javier Zorrilla Lozano,** de nacionalidad española, con el número de DNI 26471040-H y domicilio en C/ Fermin Palma 1ª 6ºA, Jaen, España como representante debidamente autorizado de los Vendedores (el "**Representante de los Vendedores**"). En consecuencia, cualquier comunicación entre el **Comprador** y los **Vendedores** se realizará exclusivamente a través del **Representante de los Vendedores**; toda comunicación enviada por el **Comprador** al **Representante de los Vendedores** se considerará válida y plenamente efectuada a todos los **Vendedores,** y cualquier comunicación del **Representante de los Vendedores** al **Comprador** se considerará vinculante y efectiva para todos los **Vendedores,** salvo lo dispuesto en la cláusula 10.1.3 *in fine*

10.1.1. Hereby irrevocably appoint **Francisco Javier Zorrilla Lozano**, Spanish national, Spanish National ID Card 26471040-H and residing at C/ Fermin Palma 1ª 6ºA, Jaen, España as duly representative of the Sellers (the "**Representative of the Sellers**"), so that any communication between the **Buyer** and the **Sellers** shall be only addressed to the **Representative of the Sellers**; in addition, any communication from the **Buyer** to the **Representative of the Sellers** shall be deemed as fully and duly effected to all the **Sellers** and any communication from the **Representative of the Sellers** to the **Buyer** shall be deemed as fully binding and effective among all the **Sellers,** except as provided in clause 10.1.3 *in fine.*

10.1.2 Los **Vendedores** adoptarán una posición conjunta respecto de cualquier cuestión que surja de este Contrato, incluidas las posibles reclamaciones que el **Comprador** presente en virtud del mismo.

10.1.2. The **Sellers** shall adopt a joint position with respect to any issue arising out of this Agreement, including any potential claims brought by the **Buyer** under it.

10.1.3 Las Partes reconocen que cualquier información, decisión o comunicación que el **Comprador** reciba del Representante de los **Vendedores** se interpretará como una decisión y/o comunicación conjunta de todos los **Vendedores,** salvo que cualquiera de los **Vendedores** emita una comunicación expresa e individualizada en la que se disponga lo contrario.

10.1.3. The Parties acknowledge that any information, decision or communication received by the **Buyer** from the Representative of the **Sellers** shall be construed as a joint decision and/or communication from the **Sellers** that will be fully binding among all the **Sellers,** unless nay of the **Sellers** issues an express individualized communication stating otherwise.

11. PERMANENCIA DE PERSONAL CLAVE

11. PERMANENCE OF KEY PERSONNEL

11.1. Con independencia de la Permanencia del Sr. Francisco Javier Zorrilla Lozano prevista en la cláusula 4.6, las Partes acuerdan que existen determinados empleados de la Empresa (en adelante, el "**Personal Clave**") que son fundamentales para alcanzar los

11.1. Regardless of the Permanence of Mr. Francisco Javier Zorrilla Lozano as provided in clause 4.6, the Parties agree that there are certain employees of the Company (hereinafter, the "**Key Personnel**") who are fundamental to definidos tras la adquisición de la Empresa \ ‘ alcanzar los objeti’ 7 os que dan lugar al Earn - Out . 11 . 2 . En consecuenc . a, el Comprador se comp! omete a mantener al Personal Clave durante dos años, salvo que existan razones justificadas para proceder a su despido . Se entenderá como causa justificada cualquier personas que forman parte incumplimiento grove de las obligaciones de cualquiera de las del Personal Clave, conducta indebida, bajo rendimiento o cualquier otra situación que motive su despido. 11 . 3 . Si algún miembro del Personal Clave presenta baja voluntaria o es despedido sin causa justificada antes del cumplin 1 iu‹ 1 to daI Pe . blade de Permanencia, el Comprador podra, a su discreción, reenJpla*arIc por una persona con cuali . icaciones equivalentes para as+gurar el cumplí tien* . o de los objet . vos . 12. GASTOS E IMPUESTOS Tuúos les gastos e lmprtestcs daria abc de la negcciac‹ún, ejecución y cL‹mplim.ento Jel presente CciJtratc serón asumidos por las Partes según lo estaüleciclo a contif \ uaciÓn: El Comprador asumirá Tos Liunorarios y gastos nota! iales relacionados son la ejecución ble este Contrate ante el Notar : 'o . 1Z.3 Cada Parte c \ Jhrirá les honorarios de los c : onsuitorüs, auditores y cie!vas profesionales que haya contratado . 12 . 4 Los impues* . os aplicables a la ej ƒ cución y cumplimiento del Contrato serán cubiertos por las Partes conforme a lo disruesto por la Iey aplicable en cada caso . 12. I 42 . 4 . Taxes i›a} able on the execution and oerfornJance of the Agree!cent will be at the expense of the Parties as determined by the applicable law in each case . \ tALEtizzEut FEi0i/ \ itozz NOTARIO DE MA D RID achieving the strategic and operational objectives defined after the acquisition of ihe Company and to achieving the objectives that trigger the Earn - Out . 11 . 2 . Consequently, the Buyer undertakes to retain the Key Personnel for a period of two years, unless there are justified reasons for their dismissal . A justified cause will be understood as any serious breach of the obligations of any pursun who Is part of the Key Personnel, improper conduct, poor performance, or any other situation that justifies their dismissal . 11 . 3 . If any member of the Key Personnel voluntarily resigns or is dismissed without justified cause b=fore the completion of the Permanence Periocl . the Buyer way, at its disorcficn, replace them with a person of eqL/ivaIani quaIifir - ,a!ions to ensure the full . Iment of the objectives . 12. EXPENSES AND TAXES Any expenses and Taxes deriyer front the negotiation, execution and performance o . ’this Agreement shall be borne by the Parties as set out helow : Buyer shall pay the Notary's lees and expenses arising from uxecuting this Agreement hefcre time Notary . 12 . 3 . Fees of consu!tants, auu‘ilors anJ other professionals will óe at the expense of the Part'y tTaat hired their sedices .

13. GENERAL 13.1. Variación Cualquier modificación de este Contrato será válida únicamente si se formaliza en un documento escrito en español e inglés, debidamente firmado por o en nombre de cada una de las Partes . 13.2. Renuncia Ninguna renuncia a una disposición de este Contrato, ni ningún consentimiento o aprobación de una variación del mismo, serú válida, salvo que conste por escrito y esté firmada por la Parte contra la cual se solicita hacer efectiva dicha renuncia, consentimiento o aprobación . Dicha renuncia, consentimiento o aprobación solo será aplicable al caso específico y propósito para el cual se otorgue . La falta de ejercicio o cualquier demora en el ejercicio de un derecho o recurso previsto en este Contrato o en la ley no constituirá una renuncia ni afectará a dicho derecho o recurso, ni implicará una renuncia a otros derechos o recursos . El ejercicio único o parcial de cx alquier derecho o recurso bajo este Contrato o en la Iey no impedirá su ejercicio posterior ni el ejercicio de cualquier otro derecho o recurso . 13.3. Acuerdo completo Este Contrato constituye la totalidad del acuerdo y entendimiento entre las Partes en relación con su objeto, y reemplaza cualquier acuerdo, entenclimiento o arreglo previo, ya sea oral o escrito, entre las Partes respecto a los asuntos aquí tratados. 13.4 Correcciones Cualquier error en el texto de este Contrato, sus anexos o apéndices, ya sea en el uso de definiciones y 13. GENERAL 13.1 Variation A variation of this Agreement is valid only if it is in a written instrument duly executed in Spanish and English language and signed by or on behalf of each party . 13.2. Waiver No waiver of any provision of, or consent or approval required by, this Agreement, nor any consent to or approval of any departure here from, shall be effective unless it is in writing and signed by the Party against whom enforcement of any such waiver, consent or approval is sought . Such waiver, consent or approval shall be effective only in the specific instance and for the purpose for which given . The failure to exercise or delay in exercising a right or remedy provided by this Agreement or by law does not impair or constitute a waiver of the right or remedy or an impairment of or a waiver of any other rights or remedies . No single or partial exercise of any right or remedy provided by this Agreement or by law prevents further exercise of the right or remedy or the exercise of another right or remedy . 13.3. Entire Agreement This Agreement constitutes the entire agreement and understanding between the Parties relating to the subject matter of this Agreement and supersedes any previous agreements, understandings or arrangements (both oral and written) between the Parties in relation to the matter dealt with in this Agreement . 13.4. Corrections Any error in the text of this Agreement, its annexes or appendices, in connection with the use of the stipulated definitions and omisión por error, así como cualquier inconsistencia deri ada de ian uso inadecuado de estas, será corregido de mutuo acuerdo conforme a los principios de lógica y buena fe . Dichos errores no invalidarün el texto ni distorsionarán su interpretación 14. ASIGNACIÓN Ninguna de las Partes podrÓ ceder sus derechos u obligaciones derivados de este Contrato sin el consentimiento previo y por escrito de las demás Partes . 15. AVISOS 15.1 Forma Todas las comunicaciones y modificaciones realizeadas nar las Partes en virtud de este Contrato, o en relaciútJ con el mismo, deberán hacerse por escrito, ya sea en inglés o etJ español, utilizando cualquiera de los siguientes medios : (i/ Entrega personal, cool actlse de rec:'bo per escrito de la ctra Paile; (iii) Correo postal o e'ecti“ñnico, o cie cualquier otro mcdiu que permita obtener constancia de la recepción por parte del destinatario o doslinata!”ios . Direcciones Las comunicaciones y notificacio! 1 es entra las Partes se dirigirán a las direcciones y a la atención de las personas que se especifican a continuación : ’. 5.1 BlAIt¢A ¥ALEIiZlJELA FEItíIAíIDEZ NOTA RIO D E MA D RID abbreviat : 'ons, or failure to use these due to errGF Or omission, and any inconsistency that way result from the'r improper use, will be corrected by mutual aqreem+ . nt in keeping \ */ith the i ules of logic and the principles of good faith, and these errors will not invalidate the text or be allowed to distort its interpretation . 14. ASSIGNMENT No Party shall have the right to assign its rights and obligations under this Agreement except with the other Parties’ prior written consent 15. NOTICES FOrm All communications and i utices made or given by the Parties under cr relating to this Agreement rrtust be in a'riting, either its English oi ir Spanish, using any of the fclIc \ *'ing means : (i) Personal delivery with ' ritto \ ackilowledgmellt of reueipt b \ the cther Party; tii) Throu¢'h a notary; or ( . ii) fv 1 zil or email, or an % othar way, as iong as theKe is proof of rocein* . by the addressee or adept esseus . 15.2. Addresses Communications and notices between the Parties are to be addressed to the addresses and for the attention of the indi ziduals specified below :

Al **"Representante de los Vendedores"**:

Francisco Javier Zorrilla Lozano

C/ Fermín Palma 1ª 6º, Jaen España

j.zorrila@arteconfort.com

Al "Representante del comprador":

Luis Miguel del Saz González

Plaza de Isabel II Nº8-2ºB Madrid, España

delsaz@ageim.com

15.3 **Cambios**

Conforme a la presente cláusula, cualquier modificación en las direcciones y personas de contacto designadas para recibir notificaciones bajo este Contrato deberá ser comunicada de inmediato a la otra Parte. Si una Parte no recibe notificación de dichos cambios, cualquier notificación que se envíe a las direcciones y personas indicadas en este Contrato se considerará válida.

16. IDIOMA RECTOR

16.1. Este Contrato está redactado a doble columna en el idioma español e inglés, con algunas traducciones al español para ciertos términos en la versión inglesa. En caso de discrepancia, prevalecerá la versión en español.

16.2 Si este Contrato se traduce a otro idioma, el texto en español tendrá prioridad.

16.3 Cualquier enmienda a este Contrato se redactará en idioma inglés y en español.

16.4 Todas las notificaciones, demandas, solicitudes, declaraciones, instrumentos, certificados u otras

To **"Representative of the Sellers"**:

Francisco Javier Zorrilla Lozano

C/ Fermín Palma 1ª 6º, Jaen España

j.zorrila@arteconfort.com

To "Representative of the Buyer":

Luis Miguel del Saz González

Plaza de Isabel II Nº8-2ºB Madrid, España.

delsaz@agеim.com

15.3 **Changes**

Under this Clause, any changes to the addresses and contact persons indicated to receive notices under this Agreement must be reported immediately to the other Party. If a Party has not received notice of changes, any notice that Party delivers to the addresses and persons indicated in this Agreement will be deemed valid.

16. GOVERNING LANGUAGE

16.1. This Agreement is drafted in two columns in both Spanish and English, with certain terms translated into Spanish in the English version. In case of discrepancy, the Spanish version shall prevail.

16.2 If this Agreement is translated into another language, the Spanish language text prevails.

16.3 Any amendment to this Agreement shall be drawn up in both English and Spanish.

16.4 Each notice, demand, request, statement, instrument, certificate or other communication given, delivered or made by a party to any other party

Parie a cualquier otra Page en viüud de este Contrato o en relación con él se redóctürán en español . 17. LEGISLACIÓN APLICABLE 17.1 El presente Contrato se rige por el derecho común del Reino de España, con exclusión de cualquier norma regiona I (derecho foral) . 18. JURISDICCIÓN 18.1 Las Partes, renunciando expresamente a cualquier otro fuero que pudiera corresponderles, se someten a la jurisdicción exclusiva de los juzgados y tribunales de Madrid (España) para la resolución de cualquier controversia o reclamación quo surja en rela % ión cor! EN FE DE LO CUAL, en el lugar y fecha señalados efi el encabezanJieiJtc, las : *artes firman una (1) copia del presente Cont! ata para ser olavad a P/Jh/éso antü Notario . Representado por: Luis k'liguel del Saz LOS VENDEDORES F Jcisco Javier Zorrilla Loza.no ¥ALEIiZIJELA FEItíIfiíIDEZ NOTARIO DE MA D RID under or in conMection \ rvith this Agreement s!nall be in Spanish. 17. GOVERNING LAW 17.1 This Agreement shall be governed by the common law of the Kingdom of Spain, to the exclusion of any regional laws foral law) . 18. JURISDICTION 18.1 The Parties, expressly waiving any other jurisdiction that may apply to them, submit to the exclusive jurisdiction of the courts and tribunals of Madrid (Spain) for the resolution of any dispute or claim arising in connection with the interpretation oi - execution of the L”onti act, i!Jc . uding those related tc non - contrac*uzl obligation arising front or connac : tell la i! . IN WITNESS WHEREOF, at the place and on the üate set fcrfh in the . Reading, the Parties sign one t 1 ) cop>y of this Agreement to be executed in pub'ic before a Notary . THE BUYER silla Lozano

ANEXO (A) LAS PARTICIPACIONES SHENGLIN CHEN PEN ' FRANCISCO JAVIER ZORRILLA LOZANO 2.115 a 3.020 ambas inclusive 2.114 906 70% 30X

ES COPIA SIMPLE NEXO1.1.1 TÉRMINOS DEFINIDOS "Contrato" significa este acuerdo de compraventa; "lncumplimîento" tiene el significado estahlecido en la Cláusula 7.2.2. "Negocio" tiene el significado establecido en el Exponen (B); "Dia hźbil" significa cualquier dia (que no sea sábado o domingo) en el que los bancos de la ciudad de Barcelona (España) estén abiertos para İa transacción de negocios normales ; "Comprador" significa AIGOLEO LIMITED . "lncumplimiento del Comprador" tiene el significado establecido en la Cláusula 7.2.1; "Empres a" tiene el significado establecido en el exponen (A); "Cierre" se refiere al cierre de la compraventa de las Participaciones conforme a Io establecido en este Contrato . "Fecha de Cierre" tiene eI s.çñif.cadu es*.ablecido cn la Clúust›la 2.'1; Par "Ley de Sociedades de Capital" se elJtiendo la Ley de Sociodades de Capital aproòada por el Real Decre % o Legislative 1 / 2010 , de 2 de jülio, Jar el qüe se aprueba e . texto refurclido de la Ley de Scciedades če Capital ; "Daños" se refiere a cualquier t,ördida patrimonial real y ƒ fectiva sufrida o incurrida . Para evitar duJas, el término "Daños" excluirá !os ccstos internos ‹ 1 e adnJirJistración, gastos general+s, lucto cesante, daño a la reputacińn, ask como daños consecuentes e irJdirectos . "Información Divulgada" tiene el significado +stabIecido en el Exponen (D); BL4£¢é \ íALEłiZIJŁLA FEItíIfiłłDEZ NOTA RIO D E MA D RID "Gravamen" significa una prerJda. carga o hipoteca o intorés de Merantia de cualquíer naturaleza; "EUR", "'g ' o "euros" sigïJiJica la moneda lega! del Reino de España; "Garantías" signifier las Dmclaraciones y Garantías de los Vendedores establecidas en e‹ Anexo 6.1.1 \ ’ ‹as Declaraciones y Garantias del Comprador establecidas el Anexo 6.7.1; “Responsabiłidad Máxima por Garantías Fundamentales ’ tiene el signi*ica¢lo establecido ed la Cláusula 7.4.2; "Precio Fijo" tiene el significado cstablecido en la Clausula 4.I .2; "Precío Fìjo Aplazedo" sigr \ ifica el imports total acordado pai a la corrpraventa que se pagarä de łï!anera cplnzuda cn \ arias c \ iotas, en lugar û+ abonarse en flu solo pago inicìal; "Precio Variable": significa el incremento ¢le precio en caso de cumplirse las condíciones pactadas para el devengo det Earr - Out: "Earn - Out”: se refiere al pago ad.cional que el Vendedor recibe despüés de la venia, õasačo en e! clesempeño financiero futuro deï negocio ačqu.rido; Por "Derechos de PI" se entieride, en cada caso, registračos o no regis!rados:

(a) todas las patentes, solicitudes de patentes, invenciones, modelos de utilidad, procedimientos, tecnología, secretos comerciales, conocimientos técnicos y cualquier otro derecho de propiedad industrial;

(b) todas las marcas comerciales, logotipos, nombres comerciales, signos, nombres de dominio de Internet y cualquier otro nombre o denominación comercial; y

(c) todos los derechos de autor y cualquier otro derecho de propiedad intelectual.

"**Precio de Compra**" tiene el significado establecido en la Cláusula 4.1.1;

"**Declaraciones y garantías del Comprador**" tiene el significado establecido en la Cláusula 6.7.1;

"**Declaraciones y garantías de los Vendedores**" tiene el significado establecido en la Cláusula 6.1.1;

"**Representante de los Vendedores**" tiene el significado establecido en la Cláusula 10.1.1;.

"**Sentencia**" significa una *decisión judicial, un laudo arbitral vinculante*, firme y definitivo/a, vinculante, firme e inapelable.

"**Vendedor**" tiene el significado establecido en la descripción de las Partes anterior;

"**Incumplimiento de los Vendedores**" tiene el significado establecido en la Cláusula 7.1.1;

"**Participaciones**" tiene el significado establecido en el Exponen (A);

"**Suma recuperada para los Vendedores**" tiene el significado establecido en la Cláusula 7.4.2 (iii);

"**Impuestos**" significa cualquier impuesto, gravamen, tasa, cargo o cualquier tipo o monto o gravamen de cualquier naturaleza análoga, requerido por cualquier autoridad administrativa, incluidos los recargos, intereses y multas adeudados.

"**Transacción**" significa la adquisición por parte del **Comprador** del 100% del capital social de la Empresa según lo contemplado en el Contrato;

ES COPIA SIMPLE ANEXO 3 2 ACTA DE LA JUNTA GENERAL EXTRAORDINARIA Y UNIVERSAL DE SOCIOS DE LA SOCIEDAD “ARTECONFORT HOTEL S,L.” En Valdemoro 'Madrid), en el domicilio social de la sociedad “ARTECONFORT HOTEL, S . L . ” con NIF B 8762 " 975 (en adeIan . e “La . Sn . estad”}, a 1 G L*u diciemñi e rte 2 Ci 24 , sien‹Jo las 10 h . aras : se reúnen las personas que se to . ’acirunan a santini . '*cic \ i›, la c \ ales rm ›reseiit n la totalidad del capital social de la Sociedad : 1) Don SHENGLIN CHEN PEN, titular de 2 . 114 participaciones sociales, numeradas consecutivamente de la 1 a la 2 . 114 - ambas inclusive - , representativas del 70 % del capital social . 2) Don FRANCISCO JAVIER ZORRILLA LOZANO, titular de 906 participaciones sociales, numeradas consecutivamente de la 2 . 115 a la 3 . 020 - ambas inclusive - , representativas del 30 % del capital social En consecuencia, asisten - presentes o representados - los dos (2) socios de la sociedad, titulares de la totalidad de las ( 3 . 020 ) participaciones sociales que integran la totalidad del capital social ( 996 . 600 , 00 €), todas ellas desembolsadas y con derecho a voto, no hallándose en ningun caso iimitado o restringido poi las causas establecidas er . a Ley . Tudos ellos aceptan y acuerclan por unanimidad consti* . reírse en Jun!a numeral Extraordinaria de Sccios, con carác* . cr de un . versal, al ampare de In previsto en el artíc \ Jlo 178 de la Lcy de Sucie ¢ la ¢ les de Copita .. Asiste, asimismo, de acuerdo con el a ‹ci lo 180 de la Ley de Sociedades de Capital el AdministrzJdor Ur • ico D . FI ancisco Javi+r Zorrilla Lozana . L"onfornJe a las üispcsicior . es legalus , ostatutarias y, con lee curJform . dad de todos los asistente's, actúa conto Pr+sidente D . Fi ancisco Javier Zorrilla Lozana y currio Secretário D . Shenglir \ L”hen Per .. Abierta la sesión por el Prcs . dante y en o - u plinJiento d+ lo previsto en el artículo 192 de la Ley úe Sociedades de Capital, se formula la pi eceptiva Lista cie Asistentes, la cual se adjunta conto Anexo e !a presento Acta, de la que se constata la concurrencia y asistencia che todos los socios que representan la totaiiclaci del capital, y que firman a continuaciúr \ de sus nombres . El Pres . dente ¢ leclara % ÓlidamerJte constituida y con aptitud legal suf . ciente para lamar tncia clase de ucuordos y decisiones ; y propone que se aDorden los puntos que constituyen +l ORDEN DEL DÍA, que sen los s . çuien . ’es : ORDEN DEL DIA Autorizar la venta de las 3.020 participaciones sccia.es que representan el 100 ƒ .ó del capits! social de la socie¢lad. ARTECONFOFtT HOTEL, S.L. 2. Prctccolización: Otorgamiento de facultades para elevar a público .os acuerdos. 3. Ruegos y preguntas 4. Lectura y, en su caso, aprobación del Acta. Los acuerdos adoptados por Unanim : 'dad de los socios presentes en la Jurta de Socios celebrada son los siguientes : BL4Il¢é ¥ALEIiZIJ£LA FEItíIfiíIDEZ NOTARIO DE MA D RID

ACUERDOS PRIMERO . - Autorizar la venta de las 3 . 020 participaciones sociales que representan el 100 % del capital social de la sociedad ARTECONFORT HOTEL, S . L . La totalidad de los socios que integran el 100 % del Capital Social acuerdan por unanimidad autorizar la venta de la totalidad de las participaciones sociales que integran el capital de la Sociedad . • Se autoriza a SHENGLIN CHEN PEN a vender la totalidad de sus 2 . 114 participaciones sociales, numeradas consecutivamente de la 1 a la 2 . 114 - ambas inclusive representativas del 70 % del capital social . • Se autoriza a FRANCISCO JAVIER ZORRILLA LOZANO, a vender la totalidad de sus 906 participaciones sociales, numeradas consecutivamente de la 2 . 115 a la 3 . 020 - ambas inclusive - , representativas del 30 % del capital social Los derechos inherentes a las participaciones, incluidos los politos que continuaran ejerciéndose por los transmitentes, quedan sujetos a condiGión suspensiva, al pago de CUATRO MILLONES SETECIENTOS CINCUENTA MIL EUROS ( 4 . 750 . 000 EUR) (“Precio Fijo Aplazado”) que será pagadero por el Comprador a los Vendedores a más tardar el 28 de febrero de 2025 (“Fecha límite de Pago”) mediante transferencia a las cuentas bancarias que los Vendedores . En el momento en que se efectúe el pago, los efectos económicos de la compra serán válidos desde el momento de la transmisión, 27 de diciembre de 2024 . La Junta General de Socios manifiesta que la referida transmisión de participaciones se efectúa de conformidad con los dispuesto en al artículo 6 los Estatutos Sociales de ARTECONFORT HOTEL, S . L y de acuerdo con lo establecido en el artículo 107 . 2 de la Ley de Sociedades de Capital . A tal efecto, la Sociedad, mediante el presente acuerdo de la Junta General Extraordinaria y Universal, en la que concurren todos los socios titulares del 100 % de las Participaciones sociales que integran y representan el 100 % del capital social de la Sociedad, presenta su consentimiento para la referida venta, en las condiciones pactadas en el contrato que se anexa y en especial sujeta a condición suspensiva anteriormente descrita , de las 3 . 020 participaciones que representan el 100 % del capital social de ARTECONFORT HOTEL, S . L renunciando expresamente todos los socios a su derecho de adquisición preferente . SEGUNDO . - Protocolización : Otorgamiento de facultades para elevar a público los acuerdos . Se acuerda, por unanimidad, facultad tan ampliamente como en derecho sea necesario al Admlnlstrador Úr icu puiu que en iJcmhre y representación de la misme, prteda otorgar criantns documentos públicos o privados, incluso de subsanación y rectificación, sean necesarios para elevar a público los acuerdos adoptados e introducir las modificaciones que, en su caso, exija la calificación verbal o escrita del Registro Mercantil, quedando facultado para realizar cuantas gestiones fueren necesarias para la validez de los presentes acuerdos y su inscripción, cuando proceda, en los registros públicos correspondientes . TERCERO. - Ruegos y preguntas Seguidamente se abre turno de ruegos y preguntas, sin que ninguno de los asistentes haga uso del mismo. CUARTO. - Lectura, y en su caso, aprobación del Acta de la Junta.

BLANCA
VALENZUELA FERNÁNDEZ
NOTARIO DE MADRID

ES COPIA SIMPLE

Y no habiendo más asuntos que tratar, se levanta la sesión, de la que se extiende la presente Acta, que, una vez leída, es aprobada por unanimidad de los asistentes, que la encuentran conforme a la realidad de lo acordado, es firmada por todos los socios y por el Presidente D. Francisco Javier Zorrilla Lozano y el Secretario D.Shenglin Chen Pen de la Junta, en el lugar y fecha arriba indicados.

Presidente	**Secretario**
D. Francisco Javier Zorrilla Lozano	D. Shenglin Chen pen

LISTA DE ASISTENCIA A LA JUNTA GENERAL EXTRAORDINARIA Y UNIVERSAL DE SOCIOS DE LA SOCIEDAD "METALMALLA & BEICO, S.L." fecha 2 de diciembre 2024

Socios	Nº Participaciones	% de participaciones	Firmas
SHENGLIN CHEN PEN	1 al 2.114 ambas inclusive	2.114	
FRANCISCO JAVIER ZORRILLA LOZANO	2.115 a 3.020 ambas inclusive	906

SHENGIN CHEN PEN FRANCISCO JAVIER ZORRILLA LOZANO ANEXO 4.2.3 PRECIO FIJO A PAGAR *”” 3.325.000 € ES5801824017510201673063 1.425.000 € ES7521002473980210182004

ES COPIA SIMPLE A N EXO4.2.4 PRECIO FIJO A PAGAR aLEiiAlELA FEBiA ISEZ NOTARIO DE MABRID FRANCISCO JAVIER ZORRILLA LOZANO 75.000 € ES7521002473980210182004

ANEXO 6.1.1 DECLARACIONES Y GARANTÍAS DE LOS VENDEDORES

Salvo que se establezca lo contrario en la Due Diligence o en este Contrato (incluidos, para evitar dudas, sus Anexos), cada **Vendedor** declara y garantiza que cada una de las "GARANTÍAS" son correctas en la **Fecha de Cierre**.

GARANTÍAS

1. **CAPACIDAD Y TITULARIDAD DEL VENDEDOR**

1.1 Los **Vendedores** tienen la capacidad legal necesaria y han realizado las acciones legales pertinentes para la ejecución de este Contrato y para completar la venta.

1.2 Este Contrato crea obligaciones válidas y vinculantes para los **Vendedores**, las cuales son plenamente ejecutables de acuerdo con sus términos y condiciones.

1.3 La ejecución del presente Contrato por parte de los **Vendedores**, así como el cumplimiento de sus obligaciones derivadas del mismo y la venta de las Participaciones al **Comprador:**

1.3.1 No constituirán un incumplimiento o contravención de disposiciones resultantes de cualquier decisión legislativa, administrativa, judicial o arbitral que vincule a los **Vendedores;**

1.3.2 No comportarán el incumplimiento de los términos de los estatutos sociales o de la escritura de constitución de Empresa;

1.3.3 No comportarán el incumplimiento de ninguna escritura pública, obligación, contrato o acuerdo del que los **Vendedores** sean parte; o

1.3.4 No requerirán que los **Vendedores** obtengan ningún consentimiento o aprobación, ni que notifiquen o realicen ningún registro ante ninguna autoridad gubernamental u otra entidad que no se haya obtenido o realizado hasta la fecha del presente.

1.4 Los **Vendedores** declaran y garantizan que (i) no han sido declarados insolventes o en concurso de acreedores y no hay ninguna acción o solicitud pendiente para declarar su insolvencia o concurso de acreedores; y (ii) no se han declarado insolventes o en concurso de acreedores.

2. **TÍTULOS DE LAS PARTICIPACIONES**

2.1 Los **Vendedores** son los propietarios exclusivos y poseen el título legítimo y completo de las Participaciones, tal como se detalla en el **Anexo (A)** de este Contrato. Las Participaciones representan el 100% del capital social desembolsado de la Empresa. Los **Vendedores** tienen derecho a vender y transferir la plena propiedad legal y efectiva de sus Participaciones sin necesidad de obtener el consentimiento previo de ningún tercero; en caso de requerirse dicho consentimiento, éste ha sido debidamente obtenido.

2.2 Las Participaciones están libres de cualquier Gravamen, y no existe compromiso ni obligación de crear u otorgar ningún Gravamen sobre las mismas.

2.3 Las Participaciones han sido debidamente emitidas, y están íntegramente suscritas y pagadas por los **Vendedores** según lo establecido en el **Anexo (A).**

2.4 La Empresa no ha emitido ningún derecho sobre su capital social distinto de las participaciones representativas de su capital social inscritas hasta la fecha presente en los Registros Mercantiles correspondientes. Asimismo, no ha asumido compromiso u obligación alguna de adoptar tales acuerdos, ni ha realizado ningún otro acto que pueda implicar una modificación en la estructura de la Empresa o en sus propias participaciones.

3. ES,oxtrcc» a WE?fflW ESA ¥ALEIiZIJELA FEItíIfiíIDEZ NOTA RIO D E MA D RID 3.1 La Empresa ha sido váiidamente constituida conforme a sus respectivas legislaciones nacionales y se encuentra debidamente inscrita en los registros mercantiles correspondientes o en los registros públicos, en su caso, y tiene plena capac . dad jurídica para llevar a cabo sus negocios inherentes a sus fines sociales . 32 i odos los acuerdos sociales y otros documentos que la Empresa está obligada por Iey a presentar en los registros mercantiles o registros públicos correspondientes han sido correctamente registrados . 3.3 La Empresa no tiene nlng • tJñ interés más que el detallada en el Contrato y no es parte ni tiene intereses en otra Empresa (que limite la resp ƒ nsabiIidad de sus socios o no), asociaciones, fideicomisos o entidades . 3.4 La Empresa no posee como propietarios ni como garantía, ninguna autocartera. 3.5 La Empresa no está sujeta a ninguna de las causas de disolución establecidas en las leyes aplicables ni a ninguna otra que le obligue a reducir su capital social. 3.6 La Empresa no ha adoptado ninguna resolución de disolución o liquidación, ni de nombramiento de liquidador o administrador concursal . No existe ningún procedimiento pendiente de disoluciúr o liquidación . ni resolución emitida pur los órganos de gobierno de la Empresa sobre su conversión, fusión, escisión, transformación, canje de Participaciones o aportaciones de ac % ívos o rama de ac* . ividad . 3.7 La Empresa nc está actualme!Jte sujeta a ningun procedimiento de insolvencia ni a ningún prcce ¢ limiento con ‹oírnos a pr+venir o resol \ ‹er dificultades de insolvencia y liquidez en \ ‘irtud ble las leyes aplicables . 4. PERSONAS JURÍDICAS 4.1 Todos los ro!vbratüi+ritus y cargos del órga . lo de gobierno do la Empresa se iiJscribe! 1 en e \ Registro Mercar›* . i . o Registre Sub . ico correspondiente, ouando dicha inscripción ser • ‹i • erida por . a legislac . ón aplicable . A partir de la fecha de cierre : 4.2 4.2.1 La Empresa no adeuda ninçuna cantidad a su administrador nico por el desempeño de seis funciones. Y 4.2.2 El adminis‘.rador único de ta Empresa no adeuda n.ngutJa cantidad a la Empresa, Los estatutos de la Sociedad actualmente v.denles son aquellos inscritos c!J los reçistrcs !ücrcar \ tíIes o en los registros públicos correspurJdientes, según lo exige la leçislación aplicable. 4.4 ET lióro registro ne socios de la Empresa inclu \ *e registros actuaiizados ble todns las trarismisiones y gravámenes de las Part : 'oipaciones, de conformidad con le disp . este por la leçislac . ún española . 5. SITUACIÓN FINANCIERA 5.1 Los datos financieros proporc . onados reflejan en todos los aspectos materiales uria visión razona'ule de los ecti'vos, pasivos y situación financiera de . a Empresa en las fechas y para los períodos indicados . Estos estados 'van sido preparados de buena fe y sobre üna base contable aplicados de manera consistente de acuerdo con las prácticas estándar de la Comparia .

5.2 Los Estados Financieros facilitados: 5 . 2 . 1 No contienen ninguna declaración falsa ni omitan hechos materiales que los haga engañosos . 5 . 22 Reflejan adecuadamente todas las participaciones y activos materiales, así como los pasivos y obligaciones incurridos por la Empresa en la fecha y durante el periodo cubierto . En particular, no se omiten pasivos no revelaclos por un importe superior a 10 . 000 , 00 euros . 3. Han sido elaborados ble conformidad con las leyes y normativas españolas aplicables, así como con los Principios de Contabilidad Generalmente Aceptados (PCGA) en España . 4. Según el leal saber y entender de los Vendedores, a partir de la fecha a la que se refieren los Estados Financieros de 31 de julio de 2024 : 525 La Empresa ha llevado a cabo sus actividades y operaciones en el curso ordinario de negocios, de acuerdo con las prácticas establecidas en el pasado ; 6. Todas las transacciones y participaciones materiales realizadas por la Empresa hasta la fecha han sido debidamente registradas y contabilizadas ; 7. La Empresa no ha incurrido en ninguna deuda fuera del curso ordinario de sus operaciones ; 8. La Empresa no ha creado ni otorgado ningún gravamen sobre sus negocios, activos o participaciones ; 9. No se han realizado cambios sustanciales en la política contable ni en los criterios de valoración aplicados por la Empresa ; 10. No se ha tomado, acordado ni autorizado ninguna acción o transacción fuera del ámbito ordinario de la Empresa ni de las prácticas generales del mercado que haya seguido en el pasado ; además la Empresa ha desarrollado sus actividades de manera constante, sin interrupciones ni alteraciones en su naturaleza o forma . 6. BIENES INMUEBLES 6.1 La Empresa posee plenos derechos legales para utilizar los Locales Arrendados . (i) Dichos acuerdos son válidos y están en pleno vigor y efecto, y se encuentran en pleno vigor y efecto (iii) no existen obligaciones pendientes con respecto a los Locales Arrendados . 6.2 Los Locales Arrendados están en buen estado de funcionamiento y mantenimiento y reparación, salvo el desgaste normal por uso . Además, son adecuados para los fines para los cuales se utilizan actualmente . 6.3 Según el leal saber y entender de los Vendedores, la Empresa no ha recibido ninguna notificación en relación con litigios, reclamaciones, procedimientos, demandas, disputas o responsabilidades en relación con los Locales Arrendados . Además, el Vendedor no ha sido informado de ninguna manera sobre el riesgo de que alguno de los contratos de arrendamiento no sea renovado en la fecha de vencimiento . 7. PROPIEDAD DE LOS ACTIVOS 7.1 La Empresa cuenta con un título legal válido y un interés de arrendamiento financiero adecuado, así como con un derecho exclr›sivo de uso sobre todos los activos relevantes, excluyendo bienes raíces, tanto tangibles como intangibles . Estos activos son

¥ALEIiZIJELA FEItíIfiíIDEZ NOTARIO DE MA D RID ESf dir de su negocio en la actualidad y se encuentran libres de cualquier gravamen. 7.2 Todos los act . vos tangibles relevantes utilizados por la Empresa, excluyendo los bienes inmuebles, se encuentran en condiciones operativas adecuadas y han sido mantenidos y reparados de acuerdo con las prácticas y procedimientos establecidos anteriormente, excepto por el desgaste ordinario . 7.3. Todos los activos de la Empresa están adecuadamente asegurados contra pérdida, daño y responsabilidad bajo pólizas de seguro válidas y ejecutables. g. pROPIEDAD INTELECTUAL E INDUSTRIAL 8.1 LoS Derechos de Propiedad Intelectual son válidos y se encuentran debidamente registrados . Además, no existen obligaciones materiales pendientes relacionadas con dichos Derechos de Propiedad Intelectual . 8.2 La Empresa cumple con todos los requisitos legales necesarios para mantener vigente la titularidad de los Derechos de Propiedad Intelectual y para continuar utilizándolos . En particular, la Empresa está al corriente en el pago de todas las regalías y tasas asociadas a dichos Derechos de Propiedad Intelectual . 8.3 Los Derechos de Propiedad lntelectua!: 8.3.1 Se utilizafJ en estricta u - onformidad con las leyes, contratos y acuerdos quu rigen los derechos de propTeóad Intelectual aplicables; 6.3.2 A su leal saber y e!Jterder, les Vendedores no inf! ingen ‹Ji so apropian inrlebidamente cl+ ning!Jn derecho de propiedad intelectual o industrial propiedad de terceros; y 8.ü.ü SegúiiJ el leal saber y entender de los Vendedores, riingLJn tercero 'la infringido, su ha apropiado indebidamente, ha cuest . onado la validez o aplicabilidad, ni ha llevado a cebo un uso no autor . zadc de los clerechos de propiedad irJtelect \ Jal . 9. IMPUESTOS 9.1 La \ - mpresa ha elaborado y presentado toclas las c!eclaracTo! es do impuestos reqrJer‹das por las leyes aplicables, cunJp'iendc con sus obligaciones fiscales . Estas decla«acio!Jes son veraces y correctas, y reflejan do rr \ anera preciso y comple* . a loda la información !elevarito y actua . de la Empresa al aumente de su pl esentación . 8.2 La Empresa ha cumplido puntualmente con el pego de !odos ios inJt›rJestos exigiduu pum la legislación f.scal aplicarlo. 9.3 Los palas efect \ lados ¡Por la Empresa a c Jalquier entidad suje* . a a retención de impuestos se flan realizado do ma!Jcra puntua' y confor . me a lo es‘ . ablecidc por In IegislaciúrJ . iscal aplicable . 9.4 En caso de haber efectuado transacc . ones realizadas sur la Empresa cor partes relacionadas se han llevate a cabo en condiciones de plena competencia y en conformidad con la normativa fiscal aplicable . Estas operaciones están debidamente documentadas mediante los expedientes de precios de transferencia, los cua . es cumplen con los requisitos establecidos por la legisiac . ón tributaria vigente . 9.5 Las pro 7 is . o!Jes para impuestos incluidas en las Cuentas Anuales de 2023 son adecuados 'lara cubrir los impuestos deverigados hasta la fecha de dichas cuentas, incluyendo ios intereses, recargos y sanciones que puedan ser aplicables .

0.6 No existe ninguna obligación fiscal de la Empresa que esté en disputa con las autoridades fiscales . Actualmente, la Empresa no se encuentra sujeta a ninguna auditoría ni a procedimientos fiscales iniciados por dichas autoridades en relación con sus obligaciones tributarias . Asitvismo, no se ha iniciado ningún litigio de naturaleza tributaria ante tribunales administrativos o judiciales . 10. EMPLEO 1. No hay cantidades acumuladas y adeudadas a los Empleados o a cualquier exempleado, gerente o director de la Empresa en virtud de ningún acuerdo . 2. La Sociedad no ha formalizado ningún compromiso por escrito para aumentar los salarios de los Empleados, directores o funcionarios, ni para incrementar las tasas de remuneración, ya sea a través de primas u otros conceptos . Asimismo, no se han acordado bonos, así como los bonos ordinarios, opciones, derechos o participación en los resultados de la Empresa . Esto se da en el contexto de que se respetan los compromisos establecidos por la Empresa en virtud de los contratos colectivos de trabajo vigentes, 3. La Empresa ha cumplido y cumple con cualquier convenio colectivo de trabajo vigente. 4. La Empresa ha cumplido con todos los requisitos legales y reglamentarios relacionados con los acuerdos establecidos con los Empleados, asegurándose de realizar oportunamente todos los pagos requeridos, así como la presentación adecuada de documentos e informes . Además, la Empresa está al corriente en el cumplimiento de sus obligaciones en materia de seguridad social . 5. En general, la Empresa ha cumplido con toda la legislación laboral y de empleo, incluyendo, entre otras, las normativas sobre permisos de trabajo para residentes no pertenecientes a la UE, el registro de horas trabajadas y las políticas de igualdad de trato . 6. La Empresa no está involucrada en ninguna disputa de los empleados. 11. LITIGIOS Y CUMPLIMIENTO DE LA LEY 1. Actualmente, la empresa está involucrada en un litigio con RV GLOBAL LOGISTIC IT, S . L . , una compañía de logística, debido a la manipulación de la documentación aduanera, lo que ha originado un fraude fiscal explicado más detalladamente en el Apéndice 8 . 5 . 2. Los Vendedores indensnizarán y mantendrán indemne al Comprador, la Empresa y sus respectivos directores, ejecutivos, empleados y agentes de y contra todas las pérdidas, responsabilidades, daños, costes, honorarios y gastos (incluidos los honorarios y gastos legales razonables) que surjan de o en conexión con el litigio contra RV GLOBRAL LOGISTTIC IT, S . L . detallado en el Apéndice 8 . 5 11.3 El Comprador deberá notificar de inmediato a los Vendedores de cualquier novedad en el Litigio contra RV GLOBAL LOGISTIC IT, S . L y cor›suItará razonablemente con los Vendedores respecto al manejo de la disputa, siempre que dicha consulta no limite ni retrase las obligaciones de los Vendedores bajo esta cláusula . 12. PROTECCIÓN DE DATOS 1. A juicio de los Vendedores, la Empresa cumple con todas las obligaciones legales establecidas en las leyes y regulaciones aplicables en materia de protección de datos. 2. Según el conocimiento de los Vendedores, no se ha presentado ninguna reclamación por parte de terceros contra la Empresa, ni se ha iniciado ninguna inspección por parte

¥ALEIiZIJELA FEItíIfiíIDEZ NOTA RIO D E MA D RID ES en relación con el incumplimiento de obligaciones relacionadas con la protección de datos persor.ales. 13. MEDIO AMBIENTE 1. La empresa cumple con todas las leyes y regulaciones ambientales vigerites . Según el conocimiento fTiás preciso del Vendedor, no existen reclamaciones, investigaciones ni responsabilidades, ni pendientes ni potenciales . relacionadas con cuestiones ambientales .

ANEXO 6.7.1
DECLARACIONES Y GARANTÍAS DEL COMPRADOR

1. **ORGANIZACIÓN CORPORATIVA. Capacidad y consentimientos de terceros.**

1.1 El **Comprador** es una sociedad privada limitada constituida bajo las leyes de Hong Kong con domicilio social en Room 803, Chevalier House 45-51, Chatam Road South, TSIM SHA TSUI KL, Hong Kong (China) e inscrita en el Registro de Compañías de Hong Kong con el número 1735259 y con CIF español número N0096022-I.

1.2 El **Comprador** tiene la capacidad legal requerida y ha tomado todas las medidas necesarias para la ejecución de este Contrato y para completar la Transacción.

1.3 El **Comprador** declara y garantiza que cuenta con los recursos financieros suficientes y la capacidad económica necesaria para cumplir con las obligaciones de pago del Precio en los términos y condiciones establecidos en este Contrato. Asimismo, manifiesta que el cumplimiento de estas obligaciones no afectará negativamente su situación financiera.

1.4. El **Comprador** se compromete a informar de manera inmediata a los **Vendedores** sobre cualquier cambio relevante en su situación financiera que pudiera afectar su capacidad de cumplir con el pago del Precio Aplazado y en su caso del Precio Variable. Esta información incluirá, sin limitación, cualquier variación significativa en su solvencia o liquidez. Para los fines de esta cláusula, un "cambio significativo", se entenderá como un deterioro material de los indicadores financieros del **Comprador**, como una disminución importante en los ratios de solvencia o liquidez.

1.5 Este Contrato crea obligaciones válidas y vinculantes para el **Comprador**, totalmente ejecutables contra él de acuerdo con sus propios términos y condiciones.

1.6 La ejecución de este Contrato por parte del **Comprador,** así como el cumplimiento de sus obligaciones derivadas del mismo, incluyendo la adquisición de las Participaciones y el pago del Precio de Compra, se llevará a cabo de forma que:

1.6.1 No constituya un incumplimiento ni contravención de las disposiciones establecidas en cualquier decisión legislativa, administrativa, judicial o arbitral que pueda vincular al **Comprador;**

1.6.2 No dé lugar a un incumplimiento de ningún término de los estatutos sociales, la escritura de incorporación o documentos constitucionales equivalentes del **Comprador**;

1.6.3 . No infrinja ninguna escritura pública, obligación, contrato o acuerdo del que el **Comprador** sea parte;

1.6.4 No exija al **Comprador** obtener ningún consentimiento o aprobación, ni que realice notificaciones o registros entre autoridades gubernamentales u otras entidades que no se hayan obtenido o realizado a la fecha presente.

1.7 El **Comprador** garantiza que: (i) no ha sido declarado insolvente ni en quiebra y no existe ninguna acción o solicitud pendiente para su declaración de insolvencia o quiebra; y (ii) no se ha declarado insolvente ni en quiebra en ningún momento.

2. **RECONOCIMIENTOS**

2.1 El **Comprador** reconoce y acepta de manera expresa que, antes de la firma de este Contrato, él y sus asesores realizaron un proceso de Due Diligence de la Empresa, para lo cual se les proporcionó acceso a la Información Divulgada.

\ íALEIiZIJELA FEIIíIAl]DEZ NOTA RIO D E MA D RI D 2.£S rá u ue Dill s ence realizada sobre ía Empresa fue adecuada y su iciente para permitirle formarse una opinión razonable acerca del Precio de Compra, así como sobre los términos y condicio,nes establecidos en este Contrato. 23 En este sentido, el Comprador reconoce y acepta que ha tenido . 'a oportunidad de revisar ía Información Divulgada, lo que incluye la posibilidad de formular preguntas relacionadas can dicha información y de interrogar a los directores, funcionarios, empleados y asesores pertinentes de la Empresa . 2.4 En consecuencia, el Comprador declara que, basándose en (i) la Información Divulgada, (ii) la información disponible públicamente y (iii) la información obtenida por otro 9 medios ha realizado una investigación y analisis razurJahles de todos los aspectos relevantes de la Sociedad que un Comprador potencial debería considerar al evaluar la adquisición de las Participaciones . 2.5 El Comprador ha celebrado y ejecutado este Contrato sin haber sido influenciado por ninguna declaración o garantía realizada por cualquier persona que actúe o pretenda actuar en nombre de cualquiera de los Vendedores ; 2.6 El Comprador no tiene conocimiento de que ninguna de las Declaraciones y Garantías de los Vendedores establecidas en el Anexo 6 . 1 . 1 sea incorrecta o incompleta, ni de ningún hecho o circunstancia que pueda dar Iugar a una reclamación directa conforme al Anexo 7 . 1 , excepto por los riesgos detec . tantos durante Ta due d 4 igence en materia fiscal, dc l \ ‘A y de seguridad socia! .

ANEXO 6.4.1 PARTICIPACIONES PIGNORADAS 1. Participaciones pignoradas a la fecha de cierre Se transfieren un total de 3 . 020 participaciones . De estas participaciones, el 50 º/» ( 1 . 510 participaciones) se pignora como garantía del cumpli'vi’en*o de las obligaciones de pago establecidas en las Cláusulas 4 . 3 . 4 , 4 . 3 . 5 y 4 , 3 . 6 . en el contrate de compraventa . t .. a distri!auc ƒ . ión de las participaciones pfgncradas es la sigute»te : • Shenglin Chen Pen: Pignora el 70% del total de participaciones pignoradas, lo que equivale a 1.057 participaciones. • Francisco Javier Zorrilla Lozano: Pignora el 30% restante, es decir, 453 participaciones. Distribución de las participaciones pignoradas : • Shenglin Chen Pen: Las participaciones pignoradas comprenden desde la 1 hasta la 1057, ambas inclusive. • Francisco Javier Zorrilla Lozano: Las participaciones pignoradas comprenden desde la 2115 hasta la 2568, ambas inclusive. Estas participaciones quedarán completamente liberadas de la pignoración una vez se cumplan las obligaciones establecidas en las Cláusulas 4 . 3 . 4 , 4 . 3 . 5 y 4 . 3 . 6 en el contrato de Compraventa . 2. Liberación parcial de participaciones pignoradas Si la obligación contemplada en la Cláusula 4.3.4 se cumple en la fecha prevista, se liberará el 25% de las participaciones pignoradas, lo que equivale a 755 participaciones del total de 3.020. La liberación se distribuirá de la siguiente forma: • Shenglin Chen Pen: Libera el 70% de las participaciofses liberadas, es decir, 528 participaciones. Francisco Javier Zorrilla Lozano: Libera el 30% restante, correspondiente a 227 participaciones. Distribución de las participaciones liberadas.‘ • Shenglin Chen Pen: Se liberan las participaciones comprendidas desde la 1 hasta la 528, ambas inclusive. • Francisco Javier Zorrilla Lozano: Se liberan las participaciones comprendidas desde la 2115 hasta la 2342, ambas inclusive. Estas participaciones quedarán completamente liberadas de la pignoración tras el cumplimiento de la Cláusula 4.3.4.

ES COPIA SIMPL E ANEXO 7.1.4 PROCEDIMIENTO PARA LAS RECLAMACIONES DE INDEMNIZACIÓN ¥AL£IiZIJELA FEItíIAíID£Z NOTA RIO D E MA D RI D RECLAMACIÓN DIRECTA 3 1 11 Notificación de la reclamación Cualquier Parte gire considere que ha surgido una circunstancia que podría dar lugar a una obligación de indemnización en virtud del Contrato deberá informar a la otra Parte tan pronto como sea posible, de acuerdo con las disposiciones establecidas en la presente cláusula . 2. Negociación entre las partes (a) Las Partes se comprometen a negociar de buena fe durante un periodo de 15 días hábiles, a partir de la fecha de notificación indicada en la Cláusula 1 . 1 . 1 anterior . El objetivo de estas negociaciones será llegar a un acuerdo sobre la existencia de responsabilidad y determinar el monto de la indemnización correspondiente . (b) En caso de que no se alcance un acuerdo, la Parte contra la que se formule la reclamación deberá notificar por escrito a la otra Parte, dentro de los 7 días Hábiles siguientes a la conclusión del periodo de negociación mencionado antei iormen te . En esta notificación, deború indicar si eccpta u rechaza su respoi 1 saL^iIidad . {c) Si se acepta l a respunsaüilidad, eT monto recorJucido deberá aLc!aeJrse en un pIaz . o no superior a 5 dias hábi . es contados a partir de la fecha en que se envió ía notificüc . úri de aceptación a la Parte reclamante, de conformidad con el párrafo (b} anterior . de ccnsiderarú que mu se acepta la ! esporJsabilidacl si, den* . ro del plazo es pulaüo en el púrrafc \ b), nc se envía una nen ficación por escrito a . a ctra Parte u no se recc ƒ roce exp!fci' : amente ninguna rcspoiJsa*oilida ¢ l . (d) Ausencia de acuerdo enti e las Part<=ü • Se exceptúa la aplicación de la Cla‹ srila 16 del Contrato para el incumpl‹n \ iontc del Precio Fijo Aplazado por cuanto su exigibilidad por los ipJportes y pIazcs convenidos ya ha sido acordada por las Partes, sin que quepm inturprutación clistínto a la estipulada de conformidad con el artícu . o 12 ü 1 del Código Civil . En consecuencia, si el Comprador persiste en el . rcumpli!v . ento de cuaíqrJier cuota de Precic A,nlaza ¢ lo sera de apIicaci'un In previsto en eT Oontra‘ . c \ ’ en sil caso los Vendedores podrún acud‹r a . os Tribunales de Justicia re con - o . nidad con la clúuEula 19 del Contrato . 2. RECLAMACIONES DE TERCEROS (a) Notificación de reclamación de terceros Dent - o de los diez \ 10 J días Háb . les siguientes a la recepc : 'ón de una reclamación de terceros contra la Empresa que pueda dar lugar a Daños y Perjuicios, y en todo caso, antes de que transcurra un cuarto ( 1 / 4 ) del plazo legal establecido para responder a dicha reclamación, el Comprador notificará por escrito al Representante de los Vendedores . (b) Documen.ación adjunta

El **Comprador** deberá adjuntar a la notificación toda la información y documentación disponible relacionada con la reclamación de terceros, con el fin de permitir a los **Vendedores**: (a) evaluar la conveniencia de resolver o llegar a un acuerdo sobre la reclamación; o (b) preparar una defensa en caso de que consideren que la reclamación es infundada y decidan asumir la defensa de acuerdo con lo dispuesto en el párrafo (c) a continuación.

(c) Defensa contra reclamaciones

Los Vendedores podrán asumir la defensa ante la reclamación de terceros, siempre que se hagan cargo de todos los costes y gastos incurridos en relación con dicha impugnación u oposición y siempre que esta defensa no perjudique los intereses comerciales y financieros de la empresa. En caso de que exista un riesgo en este sentido, los **Vendedores** se reunirán con el **Comprador** para discutir la forma propuesta de defensa.

El **Comprador** proporcionará, o se asegurará de que la Empresa otorgue, los poderes notariales necesarios a los asesores designados por los **Vendedores.**

La Parte que se encargue de la defensa contra la reclamación de terceros se compromete a mantener a la otra Parte informada sobre el progreso de dicha reclamación de manera oportuna y con la debida regularidad.

Si los **Vendedores** deciden no asumir la defensa contra la reclamación de terceros o renuncian a ella, y el **Comprador** opta por hacerse cargo, este último no podrá llegar a un acuerdo ni admitir la reclamación sin el consentimiento previo y por escrito de los **Vendedores.**

En caso de que se condene a un tercero a pagar a la Sociedad o al **Comprador** honorarios o costos de cualquier naturaleza en relación con los procedimientos en los cuales los **Vendedores** han asumido la defensa, dichos importes deberán ser reembolsados de inmediato a los **Vendedores** si son entregados a la Empresa, al **Comprador** o a sus asesores.

(d) Acuerdos

(i) Los **Vendedores** tienen la posibilidad de alcanzar un acuerdo transaccional con el tercero, siempre que, antes o al mismo tiempo de cumplir con dicha obligación establecida en el Contrato, faciliten al **Comprador** los fondos necesarios que este y/o la Empresa deban abonar al tercero en virtud del acuerdo.

(ii) El **Comprador** no podrá desistir de la reclamación sin obtener previamente el consentimiento por escrito del **Vendedor.**

(e) Obligación de pago

La obligación de indemnizar que pudiera corresponder a los **Vendedores** por Daños en relación con la Reclamación de Terceros será exigible cuando concurra alguna de las circunstancias siguientes:

(i) Que los **Vendedores** acepten la Reclamación de Terceros o lleguen a un acuerdo amistoso para la resolución de la controversia que implique la obligación de indemnizar el Daño;

¥ALEIiZIJELA FEItíIAíIDEZ NOTA RIO D E MA D RID ES COlfIA E e la sentencia judicial, reso . ución, acuerdo o ac!o administrativo de cualcuier naturaleza por el que se declare la responsabilidad de los Vendedores conforme lo previsto en este Con!ra!o ; o (iii) Que los Daños se hayan material . zado porque el Comprador y/o la Empresa, no habiendo asum . do el Representante de los Vendedores la defensa jurídica de la Reclamación de Terceros y habiéndolo hecho el Comprador, hayan satisfecho la Reclamación de Terceros correspondiente o de cualquier moda hubiera hecho frente a los Daños relativos a la Reclamación de Terceros, siempre de conformidad con el procedimiento expresamente previsto en la presente Cláusula . Los Vendedores r . ƒ aliz . ai 4 . n el pago de la indemnización al Comprador dentro de los 10 Días hábiles a la fecha en la q'›e se alcance un acuerdo escrito entre las Partes o se emita una Resolución sobre la reclamación de terceros, siempre que la deuda resultante sea neta, exigible y pagadera . Los Vendedores no serán responsables de ninguna Reclamación en la medida en que el Comprador no cumpla con las obligaciones establecidas en este Al - . exo relacionadas con dicha Reclamación . 3. FACULTAD DE COMPENSACIÓN En el uasc de n . r‹e se genere cualquier Daño que con . Iov+ la exigibilidad del deber du indenJ nizar de los Vendedores de acuerdo con lo establecido aiJt+riormente . los Vendedores tendrán la facuitad de soIic : 'tar al Comprador oue aplique la con \ pur \ sac . ón del importe resul . ante del Daño con el importe del Último Pago Aplazado, cuvu comprolviso de canJperJsación asume el Comprador, rn‹ncrándose el mencionado ‹nJçurte del Daño de . a suma del Precio Aplazado .

1. LITIGIO 1. ARTECONFORT contrata empresas de transporte encargadas de la gestión aduanera y el pago de los impuestos correspondientes . Entre las empresas contratadas, ARTECONFORT mantenía un contrato con RV GLOBAL LOGISTIC IT SL, una sociedad limitada constituida el 18 de junio de 2020 , con un capital suscrito de 60 . 000 euros . Actualmente, RV GLOBAL presenta dos incidencias judiciales con las administraciones públicas, registradas en las fechas 04 de septiembre de 2023 y 08 de abril de 2024 . No se tiene constancia de que la empresa esté inmersa en un proceso concursal . 2. En agosto de 2023 . se descubrió que RV GLOBAL había manipulado la documentación aduanera, específicamente alterando los valores declarados en los Documentos Únicos Administrativos (DUA), con el fin de declarar valores inferiores a los reales . Esta manipulación permitió a la empresa pagar menores cantidades de IVA y aranceles a la Agencia Tributaria . Sin embargo, RV GLOBAL continuó enviando a ARTECONFORT documentación que aparentemente cumplía con los requisitos, solicitando el pago de los importes indicados . 3. Hasta la fecha, se ha identificado un posible fraude que asciende a 1 . 092 . 317 , 65 euros, con la posibilidad de que existan otras operaciones aún no detectadas . 4. Ante esta situación, ARTECONFORT presentó una denuncia el 5 de junio de 2024 ante los agentes de la Guardia Civil, identificados con las tarjetas profesionales D 35694 F y D 59350 C, para personarse como víctima en el proceso de instrucción por un delito de estafa continuada contra la Hacienda Pública, así como por falsificación de documentos públicos y mercantiles . 5. Dado el monto total defraudado, es probable que el caso siga ufs procedimiento abreviado, que se aplica a delitos penados con prisión inferior a 9 años o cualquier otra pena de distinta naturaleza, independientemente de su cuantía . Este proceclimiento está configurado por las etapas mencionadas . 6. Actualmente, el proceso penal derivado de la denuncia de ARTECONFORT se encuentra en la fase de investigación, donde la Guardia Civil está recopilando pruebas y analizando los hechos . A medida que avance la investigación, el fiscal evaluará los delitos y, si se reúnen suficientes indicios, el caso será llevado a juicio, donde se presentarán las pruebas de ambas partes involucradas . 7. ARTECONFORT tiene recogido en su contabilidad esta contingencia, tanto la deuda por IVA como por aranceles y tiene retenido el importe correspondiente a los servicios de RV GLOBAL S . L . por posibles contingencias que pudieran derivarse de esta situación . APÉNDICE 8.5 LITIGIOS

BLANCA
VALENZUELA FERNÁNDEZ
NIHIL PRIUS FIDE
NOTARIO DE MADRID

ES COPIA SIMPLE

ANNEX (A)

THE SHARES

Shareholder	Owned shares	Number of shares	Percentatge
SHENGLIN CHEN PEN	1 al 2.114 ambas inclusive	2.114	70%
FRANCISCO JAVIER ZORRILLA LOZANO	2.115 a 3.020 ambas inclusive	906	30%

ANNEX 1.1¡Error! No se encuentra el origen de la referencia..1 DEFINED TERMS "Agreement" means this sale and purchase agreement; "Breach" has the meaning set out in Clause 7.2.2; "Business" has the meaning set out in whereas B; "Business Day" means any day (other than Saturday or Sunday) when banks in the city of Madrid (Spain) are open for the transaction of normal business ; "Buyer" means AIGOLEO LIMITED ; "Buyer's Breach" has the meaning set out in Clause and 7.2.1 "Company" has the meaning set out in whereas (A); "Completion" means completion of the sale and purchase of the Shares in accordance with this Agreement ; "Completion Date" has the meaning set out in Clause 2.1; "Corporate Companies Act" means the Spanish Corporate Companies Act approved by the Royal Decree 1 / 2010 , of 2 July (Real Decreto Legislativo 1 / 2010 , de 2 de julio, por el que se aprueba el texto refundido de la Ley de Sociedades de Capital) ; "Damages" means any actual damage (actual property damage) suffered or incurred . For the avoidance of doubt, the term Damages shall exclude internal administration or overhead costs, loss of profits (loss of profits, reputational damages and consequential damages and indirect damages ; "Disclosed Information" has the meaning set out in Whereas (D); "Due Diligence" has the meaning set out in Whereas (D); "Encumbrance" means a pledge, lien, charge or mortgage or security interest of any kind; "EUR", "€" or "euros" means the lawful currency of the Kingdom of Spain; "Warranties" means the Representations and Warranties of the Sellers set forth in Annex 6 . 1 . 1 and the Representations and Warranties of Buyer set forth in Annex 6 . 7 . 1 . "Fundamental Warranties Liability Cap" has the meaning set out in Clause 7.4.2; "Fixed Price" has the meaning set out in Clause 4.1.2; “Variable Price" : means the price increase in the event that the conditions agreed for the Earn Out to accrue are met ; "Earn Out" refers to the additional payment the seller receives after the sale, based on the future financial performance of the acquired business . "IP Rights" means, in each case, whether registered or unregistered. (a) All patents, patent applications, inventions, utility models, proceedings, technology, trade secrets, know - how and any other industrial property rights; (b) All trademarks, logos, trade names, signs, internet domain names and any other commercial

EQO099 \ B/6(BP1E (c) All copyrights and any other intellectual property rights. “Purchase Price": has tñ.e meaning set out in Clause 4.^ .1., "Representations and Warranties of Buyer" has the meaning set out in Clause 6.7.1; "Representations and Warranties of the Sellers" has the meaning set out in Clause o.1,1; "Representative of the Sellers" has the meaning set out in Clause 10.1.1;. "Ruling" means a binding, final and non - appealable (court decision, arbitral award or settlement.) "Seller" has the meaning set out in the Parties description above; "Sellers* Breach" has the meaning set out in Clause 7.1.1; "Shares" has the meaning set out in whereas (A); "Sum Recovered for the Sellers" has the meaning set out in CIause7.4.2 (iii). "Taxes" nears any tax, levy, assessment, rate, fee, charge or any kincl or amount or encumbrance of any analogous nature, reqs ired by any endr inistrative authority, including surcharges, interests and penalties which are due . "Transaction" means the acquisition fry the Buyer cf 100 7 . per cent of the shara capital of the Company as conteri \ platcd 'n the Agreement ; ¥ALEIiZ8ELA FEIttIAlIDEZ NOTA RIO D E MA D RID

ANNEX 3.3.2 MINUTES OF THE EXTRAORDINARY AND UNIVERSAL GENERAL MEETING OF THE SHAREHOLDERS OF "ARTECONFORT HOTEL, S.L." In Valdemoro (Madrid), at the registered office of the company "ARTECONFORT HOTEL, S . L . " with Tax Identification Number (NIF) B 87621975 (hereinafter referred to as "The Company"), on December 18 , 2024 at 10 AM the individuals listed below, representing the entire share capital of the Company, convened : ”. Mr. SHENGLIN CHEN PEN, holder of 2,114 shares, consecutively numbered from 1 to 2,114 - both inclusive - representing 70% of the share capital. 2. Mr. FRANCISCO JAVIER ZORRILLA LOZANO, holder of 906 shares, consecutively numbered from 2.115 to 3.020 - both inclusive - representing 30% of the share capital. Consequently, the two (2) shareholders of the company, who are the holders of all the (3,020) shares comprising the entire share capital (996,600.00 €), all fully paid and with voting rights, attend the meeting either in person or by representation, with no limitations or restrictions imposed by the causes established by law. All of them unanimously accept and agree to constitute the meeting as an Extraordinary General Meeting of Shareholders, with universal character, under the provisions of Article 178 of the Spanish Companies Act (Ley de Sociedades de Capital). Mr. Francisco Javier Zorrilla Lozano, the Sole Administrator, is also in attendance in accordance with Article 180 of the Spanish Companies Act. In accordance with legal and statutory provisions, and with the consent of all those present, Mr. Francisco Javier Zorrilla Lozano acts as Chairman, and Mr Shenglin Chen Pen as Secretary. The session is opened by the Chairman, and in compliance with the provisions of Article 192 of the Spanish Companies Act, the required Attendance List is presented, which is attached as an Annex to this Minutes . It is confirmed that all shareholders, representing the entire capital, are present or represented, and they sign below their names . The Chairman declares the meeting validly constituted and with sufficient legal capacity to adopt all types of agreements and decisions ; and proposes that the points constituting the AGENDA be addressed, as follows : AGENDA ’I . Authorize the sale of the ñ,UyU shares representing 100’/ of the share capital of the company ARTECONFORT HOTEL, S.L. 2. Notarization: Granting of powers to formalize the agreements in public. 3. Requests and questions 4. Reading and, if applicable, approval of the Minutes The agreements adopted by unanimous decision of the shareholders present at the Shareholders' Meeting are as follows:

ES COPIA SIMPLE AGREEMENTS FIRST: To authorize the sale of the 3,020 shares representing 100% of the share capital of the company ARTECONFORT HOTEL, S.L. Ali of the shareholders representing 100%. of the s'nare capital unanimously agree to authorize the sale of a'I the shares constituting the company's capital. • SHENGLIN CHEN PEN is authorized to sell all her 2,114 shares, consecutively numbered from 1 to 2,114 - both inclusive - representing 70% of the share capital. • FRANCISCO JAVIER ZORRILLA LOZANO is authorized to sell all her 906 shares, consecutively numbered from 2.115 to 3.020 - both inclusive - representing 30% of the share capital. The rights inherent to the shares, including the voting rights, which will continue to be eKercised by the transferors, are subject to a suspensive condition: the payment of FOUR MILLION SEVEN HUNDRED AND FIFTY THOUSAND EUROS ('g4,750,000) (“Deferred Fixed Price”), which shall be payable by the Buyer to the Sellers no later than February 28, 2025 (“Payment Deadline") via transfer to the bank accounts designated by the Sellers. Once the payment is made, the economic effects of the pure:hase shall be effective reircao - ti ’ely from the moment of the transfer, December 27, 2024. The General Meeting of Sharehclñers declares that the aforerrJentioned transfer o‘ . - harms is carrieci or‹t in accordance with * . he provisions of Art : 'cle 6 of the Articles of Association cf ARTECONFORT HOTEL, S . L . anal i - \ compliance ’ith the provisions of Article 107 . 2 ref the Capital Compar!ius Act . To th's end, the Company, through this resolution of the Extraordinary and Universal General fleeting, in which ail the shareholders holding 1008 ’J of tl - . e o - ompar \ y shares that make up and represent 100 ƒ ,â of the Company’s share capital are present, expresses its consent tc the aforementioned sale of the 5 , 020 s'nares represun* . ing 1 LJLJ % of the share c,apiteJl of ARTECONFORT HOTEL, S . L . , 'z ith all shareholders expressly wai’v . n'g tiJeir pre - en 1 ptive rig . nt of accuisit'on . ¥ALEIiZ8ELA FElttl/ \ IIDEZ NOTA RIO D E MA D RID SECOND . - Notarization : Granting of powers to formalize the agreements . Granting of powers to formalize the agreements . Granting of powers to formalize the agreements . It is unanimously agreed to grant to any member of t'Je Sole Administrator, . he broadest pa 'ers as legally necessary, so that on hehalf and representation of the ccrnpatJy, they may execute all necessary public or private docrJrnents, including nny amendments cr corrections, io formalize ihn agr++ments adopted and to introduce any modifications required by the ueria! or \ z ri* . ten qualification of the Commercial Registry . They nrn authorized to ca! ry ant all necessary actions to valida : e tiJese agre+metals and ensure their registration, \ % inen applicah . e, in the relevant public registers . THIRD. - Questions and Requests A session for c,uestions and requests is opened, with none of the attendees making use of it.

FOURTH. - Reading and, if applicable, approval of the Minutes of the Meeting, Having no further matters to discuss, the session is adjourned, and these minutes are drawn up. Once read, they are unanimousty approved by the attendees, who lind them in accordance wìth the actual decisions made. The minutes are signed by all the shareholders, as well as the Chairman, Mr. Hipólito Albo Gómez, and the Secretary, Mr. Antonio Herrero Perales, in the place and date indicated above. Ghairman Mr. Francisco Javier Zorrilla Lozano Secretary Mr. Shenglin Chen Pen ATTE tDANCE LIST OF THE EXTRAORDINARY AND UNIVERSAL GENERAL MEETING OF SHAREHOLDERS QF “A.RTECONFORT, S.L" DATE De?enxber 18, 2024 Shareholders Nto Of S”hares ƒ /» ' ƒ /» of Participation t ““ Signatures ' SHENGLIN CHEN PEN 1 al 2.114 both inclusive 2.115 a 3.020 inclusive 2,114 !

ES COPIA SIMPLE A NNE X 3 2 ¥ALEłiZIJELA FEltíl/ \ łłDEZ NOTA RIO D E MA D RID CERTIFY THE EXTRAORDINARY AND UNIVERSAL GENERAL MEETING OF SHAREHOLDERS OF THE COMPANY "ARTECONFORT, S.L” k'1r. Francisco Javier Zorrilla Lozano, So.e Administrator of "ARTECONFORT HOTEL, S.L." CERTIFIES /. That on November 18, 2024, an Extraordinary General Fleeting of Shareholders with universal attendance was held at the registered office of the Company. II . That, upon completion of the meeting, the minutes of the Extraordinary and Universal General Meeting of Shareholders were issued and unanimously approved and were signed by all the shareholders representing the entirety of the subscribed share capital, in accordance with the Attendance List attached as an Annex to the minutes . Mr . Francisco Javier Zorrilla Lozano acted as President and Mr . Shenglin Chen Pen as Secretary . III, That the following resolutions were adopted unanimously, in accordance with the Agenda, which was submitted for deliberation, and which are transcribed below, literally: AGREEMENTS FIRST: To authorize the sale of the 3,020 shares representing 100%c of the share capital of the company ARTECONFORT HOTEL, S.L. Al! of the shareholciers •epresanting 100’/, of the share capital unanimously agreo to authorize the sale of all the shares constituting the company's capital. • SHENGLIN CHEN PEN is authoi ized %o seïi all her ü,114 shares, consecutively n \ Jmbered ‘rorn to *,114 - both inclusive - repre er \ ting 70“/ of the share cafe.tal, FRANCISCO JAVIER ZORRILLA LOZANO is au*.lJorizeci to se.I all her 90G shares, ccnsecuttvely numbered from 2.115 tu 3.020 - L›otń inclusi’ e - representing .30%L of *.he share capital. The rights inherent to the shúres, incIudi.Jg the vat'ng rights, which will continue to he exercised by the trnnsferors, are subject to a suspensive condition: the payment of FOUR MILLION SEVEN HUNDRED AND FiFTY THOUSAND EUROS ('g4,750,000) (“Deferred Fixed Price"), v \ 'hich shonIT be payable by the Buyer to the Sellers rio later than FeLaruary 28, 202a (“Payment Deadline”) via transfer to the bank accounts designated by the Sellers. Once tńe payment .s made, the economic effects cf the purchase shall be effective retrcactively front the moment of the transfer, December 27. 2024. The General Meeting of SharofłolJcrs declares thnt the aforementioned trans!‘er cf s : nares is carried out in accorclnnce with hoc provisions of Article G of the Articles of Assucia* . ioîJ o‘ ARTECONFORT HOTEL . S . L . and in coriJpliance w . th the provisions of . Article 107 . 2 of : he Capital Comparies Act . To tŁ \ is end, tone CorTipany, through this resolution of the Extraordinary and Universal General Meeting, in which all tne shareholders holding 100 % of !he company shares tha . t make up and represent 100 % of the Company‘s st . are capital are present, expresses its conserit to the aforementioned sale of the 3 : 020 sha . res representing 100 % of the share capital of ARTECONFORT HOTEL . S . L . , with all shareholders expressly waiving their pre - ernptive rig . nt of acquisition .

SECOND . - Notarization ƒ . Granting of powers to formalize the agreements . Granting of powers to formalize the agreements . Granting of powers to formalize the agreements . It is unanimously agreed to grant to any member of the Sole Administrator, the broadest powers as legally necessary, so that on behalf and representation of the company, they may execute all necessary public or private documents, including any amendments or corrections, to formalize the agreements adopted and to introduce any modifications required by the verbal or written qualification of the Commercial Registry . They are authorized to carry out all necessary actions to validate these agreements and ensure their registration, when applicable, in the relevant public registers . THIRD. - Questions and Requests A session for questions and requests is opened, with none of the attendees making use of it. FOURTH . - Reading and, if applicable, approval of the Minutes of the Meeting . Having no further matters to discuss, the session is adjourned, and these minutes are drawn up . Once read, they are unanimously approved by the attendees, who lind them in accordance with the actual clecisions made . The mìnutes are signed by all the shareholders, as well as the Chairman, Fer . Hipólito Albo Gómez, and the Secretary, Mr . Antonio Herrero Perales, in the place and date indicated above . AND SO IT IS CERTIFIED, I issue this CERTIFICATION, dated December 18, 2024, The sole director Mr. Francisco Javier Zorrilla Lozano

ES COPIA SIMPLE ID AN NEX4.2.3 PRICE TO BE PAID \ íALEłiZIJELA FEUI/ \ łłDEZ N OTA RIO D E MA D RI D SHENGIN CHEN PEN 3,325,000 € ES5801824017510201673063 FRANCISCO JAVIER ZORRILLA LOZANO 1,425,000 € ES7521002473980210182004

SHENGIN CHEN PEN FRANCISCO JAVIER ZORRILLA LOZANO ANNEX 4.2.4 FIXED PRICE TO BE PAID 175,000 'g 75,000 € ES5801824017510201673063 ES7521002473980210182004

ES COP R P E@É ANNEX 6.1.1 TIBfgG AND WARRANTIES OF THE SELLERS ¥ALEIiZIJELA FEIttIAîïDEZ NOTARIO DE MA D RID Except as othen*ise set forth in the Disclosed Information or in this Agreement (including, for the avoidance of doubt, its Ar’ . nexes), eacn Seller represents and warrants that each of ti . e ' • VARRANTIES" are correct at the Completion Date . WARRANTIES 1. SELLERS’ CAPACITY AND TITLE 1. The Sellers have the full legal capacity required, and has taken all action necessary, for the execution of this Agreement and to complete the Transaction. 2. This Agreement creates valid and binding obligations on the Sellers, which are fully enforceable in accordance with its terms and conditions. 3. The execution of this Agreement by the Sellers, as well as the fulfilment of their obligations arising therefrom and the sale of the Shares to the Buyer. 1. do not constitute a breach or contravention of the provisions resulting from any legislation, administrative act, court or arbitral decision that may bind the Sellers; 2. do not re - ult in a br+ach cf any term of the articles of association, the incor,ncration deed or eqn.i›‘alont ccr \ siitutional documents of the Company; 1.ñ.3. do not constitute a breach of any pr›blic deem, nbliga*.ion, contract or agreement to which the Sellers are a party; or 1 . 3 . 4 will not requise t . te Sellers to u*utain any conseils or approval of, or çive and‘ i - ot'ce to or make any registre' : ion wit' 1 , any 9 vernmetJtal or other autl ƒ . orIty wlnich cas no : been c›otaineü cr madu at tha dato hcreof . J.4 The Sellers represent and warrant tl - .at they (i) ha ’e no: buor \ declarud iiJsolvenf or bankrupt and no action or request iE Lending to ¢leclare is .nsuIver \ cy or haiJkruptcV; and (ii) have net filed for inso'vency or bankruçtc \ ‹. 2. TITLES TO THE SHARES 2.J The Sellers arc the exclusive a ners and hnve 'egitimate and full * . itle to the Shares as cletailod in Annex (A) to this Agreement . The Shares represent 100 '/ cf the fully paid - up share capital of the Company . The Sellers ha \ ’e the rigf \ * . tc sell and transfer friil legal and beneficial ownership of their Shares without the need to obtain prior console : from any thira party, in cases where s‹tch consent is roquir+d, it Alas been duly’ obtained . 2.2, The Shares are free from and of any Encumbrances, and there is no undertaking cr obligation to create cr qrar•t any Encumbrances over the Shares. 2 . 9 . The Shares have been duly issued and are holly suL'scribed and pa . d in by the Sellers as snt fort \ in Annex (A) . 2 . 4 The Company has not 'ssued any rlgh* . s over its share capital other than t'Je shares representing Its share capital as registered to date in the corresponding Commercial Registries . Furthermore . it has not underaken any commitment or obligation to - aclopt such agreeme!nts, nor has it carried out an} act that could result in a modification of the Company's structure or its own shares .

3. INCORPORATION OF THE COMPANY 3.1 The Company have been validly incorporated under their respective national laws and are duly registered in the relevant commercial registries or public registries, when applicable, and have full legal capacity to carry on their businesses inherent to their corporate purposes . 32 All corporate resolutions and other documents which the Company are required by law to file in the relevant commercial registries or public registries have been correctly registered . 3.3 The Company do not have any interest other than as detailed in the Agreement and is not part or otherwise hold interest in other company (which limit their shareholders' liability or not), associations, trust or entities . 3.4 The Company do not hold as owners or as a security, any treasrlry stock (aUtocartera). 35 The Company are not subject to any of the causes of dissolution foreseen by any applicable laws or that would require any Group Company to decrease its share capital. 3.6 The Company have not adopted any resolution for their dissolution or liquidation, the appointment of liquidator or insolvency administrator . There is not any pending proceeding for such dissolution or liquidation and there is not any resolution passed by the governing bodies of the Company on their conversion, merger, spin - off, transformation, share swap or contributions of assets or branch of activity . S.7 The Company are not currently the subject of any insolvency proceedings or of any proceedings with a view to the prevention or resolution of insolvency and liquidity difficulties under any applicable laws . 4. CORPORATE BODIES All the appointments and posts of the governing body of the Company are registered in the relevant commercial registry or public registry, when such registration is required under applicable law . 4.2 As of the Completion Date. 4.2.1 the Company do not owe any amounts to its Sole Administrator for the performance of his duties. 4.2.2 the Sole Administrator of the Company do not owe any amount to the Company. The articles of association of the Company in force are those registered at the commercial registries or public registries, when required under applicable laws. 4.3 4.4 The shares' registry book (lihro registro de accionistas) oi the Company contain updated records of all transfers and Encumbrances of the Shares as provided by Spanish law. 5. FINANCIAL STATEMENTS 5.1 The financial data provided reflects in all material aspects a fair view of the assets, liabilities, and financial position of the Company as of the dates and for the periods indicated . These statements have been prepared in good faith and on an accounting basis consistently applied in accordance with the Company's standard practices . 5.2 The Financial Statements provided: 5.2.1 Do not contain any untrue statement or omit any material fact which would rendar them misleading.

ES hare* and tangible assets, as \ ^/ell as the liabilities and ¥ALEIiZ8ELA FElttl/ \ AIDEZ NOTARIO DE MA D RID the Company as of the date and during the period covered. In particular, no unüisclosed IiabiIi!ies exceeding €10,000.00 have beer omitted. 5 . 2 . 3 Have been prepared in accordance with applicable Spanish laws and regulations, as well as with the Generally Accepted Accounting Principles (GAAP) in Spain . 5.2.4. To the best knowledge and belief of the Sellers, as of the date referred to in th e Financial Statements of July 31, 2024: 5. The Company has conducted the business and the activities related to it in their ordinary course of business in accordance with the past practices; 6. All the material actions and transactions carried out by the Company until the date hereof have been registered and accounted; 7. The Company have not incurred any indebtedness other than in the ordinary course of their business. 8. The Company’ have not c:reated or granted any Encurnbrances over amy of their respective business, assets or shares. 5.2.g No material changes Iras been made to the accoun*ing policv or te the v<luation criteria applied by the Company. 5 . 2 . 10 Nn artion or trarsaction lying outside the ordinary business of the Company or of the general market practices ‹usually applied by the Company in the has . ' . has been tak+n, agree ¢ l or author's . eb ; and the Co Jpany have steac^ . ily dev' ƒ . open their activities, v \ ’i'hout in % err \ Jption or wlJatsoevcr alteration on their nate re or 6. REAL ESTATE 6.1 The Company have full iegal title to use the Leased P! om . ses and ti) such agreements aru valid and in full force nn ¢ i effect, a . 'md (ici) there are no outstand : 'ng chligatioîJs regaröing the Leased Premises . 62 The Leased Premises are in good operating condition and in a stato c!‘ good maintenance and repair, ordinary wear and 'ear excep* . ed, are adeqrJatn and suitable for the pur'ooses for which they am presently being used, G.3 Te the best of the Sellers’ knowledge, tf›e Company’ have not received any notice in relation to any litigation, claims, proceed'r \ çs, lawsuits, dis,outes or liahilities regarding the Lnased Preî isos . Also, the Seller has net been iiJforîced in any w« % of the risk t : nat any of the hase contract would not be extenfied a* . uxpiralion da* . e . OWNERSHIP OF ASSETS 7.1 The Corripany ho'ds a valid legal tltie and an appropriate financial lease iriterest, as well as an exclusive right of else over all relevant assets, excluding real estate, l›oth tangible and intangible . T . bese assets are essential for the operation of its business as it currently stands and are free from any encumbrances . 7.2 All of the relevan! tangible assets used by the Company (other than Real Esta!e) are in reasonably good operating condition and repair consistent with past practices a . nd operations, ordinary wear and tear excepted .

10,1 7.3 All assets of the Company are adequately insured against loss, damage and liability under valid and enforceable insurance polices. 8. INTELLECTUAL AND INDUSTRIAL PROPERTY 8.4 The Intellectual Property Rights are valid and properly registered. Furthermore, there are no material obligations pending related to these Intellectual Property Rights, 8.2 The Company complies with all legal requirements necessary to maintain the valid ownership of the Intellectual Property Rights used in the last 5 years, as well as to continue using them in the future . In particular, the Company is up to date with the payment of all royalties and fees associated with these Intellectual Propel ly Riglil .. 8.3 The IP Rights: 9. TAXES 8.3.1 Are being used in compliance with the laws, contracts and agreements applicable to the IP Rights; 8.3.2 To the best of the Sellers' knowledge do not infringe or misappropriate any intellectual or industrial property right owned by any third party ; except for the dispute mentioned in Appendix 8 . 5 and 83 . 3 To the best of the Sellers' knowledge, no third party has infringed, misappropriated, challenged the validity or enforceability, or carried out an unauthorized use of any IP Rights . 9.1 The Company have prepared and filed all mandatory Tax returns as required under the applicable laws and have complied with their Tax obligations . Such Tax returns are true and correct and reflect in all material respects the pertinent and current information of the Company at the time of their filling . 9.2 The Company have paid in due time all Taxes which are required to pay under the applicable Tax law. 9.3 Payments made by the Company to any parties subject to withholding Taxes have been made and paid in due time and form in accordance with the applicable Tax law. 9.4 In case of having made transactions performed by the Company with other related parties have been entered into with arm's length conditions and complying with applicable tax regulations, and as such is documented and evidenced through the relevant transfer pricing files, which fulfill the requirements established by the applicable tax laws . 9.5 The provisions for Taxes that are reflected in the 2023 Financial Statements are sufficient to cover Taxes accrued and due as the date of the 2023 Financial Statements with the corresponding interest, surcharges and sanctions which may be applicable . 9.6 No Tax obligation of the Company is subject of a dispute with the Tax authorities . The Company are currently not subject to any Tax audit or proceeding commenced by the Tax authorities in relation to the Tax obligations of the Company . No litigation of Tax nature has been initiated before the administrative or judicial courts . 10. EMPLOYMENT There are no accrued and due amounts owed to Employees or to any former employee, manager or director of the Company by virtue of any agreement. 10.2 No written r‹ndertaking has been agreed by the Company in order to increase the wages and salaries of the Employees, directors or corporate officers, to increase rates of

ES ¥ALEIiZ8ELA FElttl/ \ AIDEZ NOTARIO DE MA D RID of p«emiums or another concept), or to grant a bonus to be paid as a result of the completion of the sale of the Shares and the ordinary bonuses, shares options or rights, participat . on in the Company’ profits, or in general, ar . y advantage of any kind to such Employees, except for the commitments assumed L'y the Company pursuant to the collective bargaining agreements in force . 3. The Company have complied and comply with any collective bargaining agreement in force . 4. The Company have complied with the legal and regulatory requirements regarding the agreements entered into with the Employees and have timely and properly effected or submitted all required payments, submission of documents and reports . The Company are up to date in the payment of their social security obligations . 5. In general, the Company has complied with all labour and employment laws, including but not limited to regulations on work permits for non - EU residents, time registration, and equal treatment policies . 6. The Company are not involved in any employees' disputes. 11. LITIGATION AND COMPLIANCE WITH LAW - I '.1 The company is currently involved ›n a litigation \ • /'th RV GLOBAL LOGISTIC IT, S . L . , a logistics company, due to the haridling of customs documentation, v/hich has lecl tc› a tax fraud, as explaitJed ill more detail in ADpendix 8 . 5 . 11 . 2 The Sellers shall indemnify and ho!d harmless the Buyer, the Cou \ pariy, and 'heir respective directors, executives, employees, and aclents from and against all lcsses, liabilities, d< mages, costs, fees, and expenses 'including rea - on . able lega . loos < : nd expenses) arising *ronJ or in r - . onn+c'ion with the litigation against RV GLOBAL LOGISTIC IT, S . L . , as detailed in Appendix 8 . 5 . 1 . 3 The Buyer s›naII promptly n . otify the Sellers rof and deva!opments i . I the Iitiga*ion again - I RV GLOBAL LOGISTIC IT, S . L . , ance shall rea*orJably consult with the Sellers regarding the hanc!Iing of the d!sputc, providecl that such consultation does not limit or delay the Sellers' obligations under this clause . 12. DATA PROTECTION 1. To the best cf Sellers’ kno ledge, the Company complies with U . e Iega . obligaticns sut out in the applicable laws and reçu'ations regarding protection of personal data . 2. To the best of Sellers' knowledge . no claim by tlJird parties has heen subrnitted against any of the Company ancl no inspection Iras been initiate ¢ l by the public authori . ies, for the hreach of any obliçations in relation lo personal clata ,protection fry the Company . 13. ENVIRONNMENT 'T3.1 The Corripany is in compliance with all applicable environmental la \ ^ s anti regs laticr s . To the best c!' the Seller's Knowledge, there ere no pending o - threatened claims, investigations or 'iabilities related to envirorJrnenta' ma' : ters .

ANNEX 6.3.1 REPRESENTATIONS AND WARRANTIES OF BUYER 1. Corporate organization. Capacity and third party consents. 1.1. The Buyer is a private limited company incorporated under the laws of Hong Kong, with its registered office at Room 803 , Chevalier House 45 - 51 , Chatham Road South, TSIM SHA TSUI KL, Hong Kong (China), and registered with the Hon s Kong Companies Registry under number 1735259 , with Spanish Tax Identification Number (CIF) N 0096022 - I . 1.2. Buyer has the full legal capacity required, and have taken all action necessary, for the execution of this Agreement and to complete the Transaction. 1.3 The Buyer declares and guarantees that it has sufficient financial resources and the necessary economic capacity to meet the payment obligations of the Price under the terms and conditions set forth in this Agreement . It also states that fulfilling these obligations will not negatively impact its finanGial situation . 1.4 The Buyer undertakes to promptly inform the Sellers of any significant change in its financial situation that could affect its ability to meet the payment of the Variable Price . This information will include, without limitation, any significant change in its solvency or liquidity . For the purposes of this clause, a ‘significant change’ shall mean a material deterioration in the Buyer's financial metrics, such as a major decrease in solvency or liquidity ratios . 1.5. I his Agreement creates valid and binding obligations on Buyer, fully enforceable against it in accordance with its own terms and conditions. 1 . 6 . The execution of this Agreement by the Buyer, the performance by the Buyer of its obligations arising therefrom and the acquisition the Stsares and the full payment of the Purchase Price by Buyer : 1.6.1 Do not constitute a breach or contravention of the provisions resulting from any legislation, administrative act, court or arbitral decision that may bind Buyer; 1.6.2 Do not result in a breach of any term of the articles of association, the incorporation deed or equivalent constitutional documents of the Buyer; 1.6.3 Do not constitute a breach of any public deed, obligation, contract or agreement to which Buyer is party; or 1.6.4 Will not require Buyer to obtain any consent or approval of, or give any notice to or make any registration with, any governmental or other authority which has not been obtained or made at the date hereof . The Buyer warrants that it : (i) it has not been declared insolvent or bankrupt and no action or request is pending to declare is insolvency or bankruptcy ; and (ii) has not filed for insolvency or bankruptcy . 2. Acknowledgements 2.1 Buyer expressly acknowledges and agrees that prior to the execution of this Agreement, it, along with its advisers, carried out the Due Diligence of the Company and for that purpose, was allowed access to the Disclosed Information . 2.2. Buyer represents that the Due Diligence of the Company was sufficient to enable it to form a reasonable opinion on the Purchase Price and on the remaining terms and conditions included within this Agreement .

\ /ALEIiZIJELA FEI¥I/ \ I]DEZ N OTA RIO D E MA D RI D lrytk , †† g/g † j edges ar . d agrees that it has been in o position to review tilt'W IrA I II ƒ I 4 W Er • f • aa rticuIar by asking any question w . nich the analysis of the Disclosed Information might entail and by questioning the relevant directors, officers, employees and advisers of the Cor pa . ny . 2.4 Consequently, the Buyer declares that on t : ne basis of the (i) Disclose ¢ l Information, (ii) the publicly available information and ( . ii) the information otherwise available to it, it has carried out 'ts own reesoriable investigation into, and analysis of : all particulars of the Company relevant for a potential Buyer wishing to purchase and acquire the Shares . 2.5 Buyer has concluded and executed this Agreement withor‹t any influence from any representations and warranties that any person acting or purporting to act on behalf of any of Sellers may have made or given ; 2.6 Buyer has no knowledge of any of the Representations and Warranties of the Sellers set forth in Schedule being incorrect or incomplete or of any fact or circumstance that may lead to a direct claim pursuant to Annex 7 . 1 , except for the risks detected during the due diligence due on tax, V . A . T . and social security regulation

ANNEX 6.4.1 PLEDGED SHARES 1. Pledged shares as of the closing date A total of 3 , 020 shares are transferred . Of these shares, 50% ( 1 , 510 shares) are pledged as collateral for the fulfillment of the payment obligations set forth in Clauses 4 . 3 . 4 , 4 . 3 . 5 , and 4 . 3 . 6 of the sales agreement . The distribution of the pledged shares is as follows : • Shenglin Chen Pen: Pledges 70% of the total pledged shares, equivalent to 1,057 shares. • Francisco Javier Zorrilla Lozano: Pledges the remaining 30%, equivalent to 453 shares. Distribution of the pledged shares : • Shenglin Chen Pen: The pledged shares range from 1 to 1,057, both inclusive. • Francisco Javier Zorrilla Lozano: The pledged shares range from 2,115 to 2,568, both inclusive. These shares will be fully released from the pledge once the obligations set forth in Clauses 4 . 3 . 4 , 4 . 3 . 5 , and 4 . 3 . 6 of the Sales Agreement have been fulfilled . 2. Partial release of pledged shares If the obligation outlined in Clause 4 . 3 . 4 is fulfilled on the scheduled date, 25 % of the pledged shares will be released, equivalent to 755 shares out of the total of 3 , 020 . The release will be distributed as follows : • Shenglin Chen Pen: Releases 70% of the released shares, corresponding to 528 shares. • Francisco Javier Zorrilla Lozano: Releases the remaining 30%, corresponding to 227 shares. Distribution of the released shares . ' • Shenglin Chen Pen: The shares released range from 1 to 528, both inclusive. • Francisco Javier Zorrilla Lozano.' The shares released range from 2,115 to 2,342, both inclusive. These shares will be fully released from the pledge upon fulfillment of Clause 4 . 3 . 4 .

ES 13. Direct Claims * .1.1 Notification of claim ANNEX 7.1.4 COPIAæ e «ÙÑ € O R € INDEMNIFICATION S CLAIMS ¥ALEIiZIJELA FEIttIAîïDEZ NOTA RIO D E MA D RID A Party thot considers that a circumstance has arisen that may gi . e rise to the indemnification ob'igation under the Agreement shall inform the other Party as soon as practicable, pursuant to the provisions of Clause . 1.1.2 Negotiation between the Parties (cï) (a) The Parties shall negotiate in good faith for a period of 15 Business Days counted from the date of the notice referred to in Clause 1 . 1 . 1 . 1 above in an attempt to reach an agreement on the existence of liability and the amount of the indemnification to be paid by reason thereof . (b) If an agreement is not reached, the Party against which the claim is made shall notify the other Party in writing, within 7 Business Days following the end of the above - mentioned negotiation period, of whether it rejects or acknowledges its liability and, in this case, the amount that it acknowledges as being obliged to pay . {c) (If liability is acknowledged, the amount ackno leclc¿ed nJus % be paid wi % hin not more than 5 Business Days counted from the date on ’hich the not . ce ot acknowledgment was delivered to tha claiming P< rty pursualJt to toaragraph 'b) above . lt shall bo assunlecl that liahility is not ace - . epted if 'ithirJ the period sct out in paragraph (b) no written rJctice is sent io the other Party or no I . abiIi*y is expressly ac!<nowledged . Absence of açreenJeïJt between the Parties If the Parties do not reach an agreement in the negotiatinns prcvided for ir this Clause 1 . 2 , the Parties shaIl procoed pursuünt * . o the proceclure pro‘/ided for in Clause 18 . The application o!‘ Clause " . 6 's exc ! uded for the non - payment of the Dcferred Fixed Price, as its nnforceabtlify fer ‹he amounts and deadi iïJes agreed \ Jpon hm already been delcrminod by tire Parties, 'ith no alternative inturpretation allowed, in accordance 'with Article 12 g 1 of the Civ il Code . ConscquciJt . y, if tIJa Buyer continues to defauTt on any . nsta . ment of the Deferred Price, . *rte ,nrovisions of the Acreement will apply, and if necessary, the Sellers may scok recourse in the Rom rts o!‘ Justice in accordance with Clause 19 of the Agreement. 2. Third - party Claims (a) Notification of third - party claim \ ^‹’ithin ten (10) Business Days from receipt of the third - party claim against the Company winich may result in any Damages, buI not later than one fourth ( ) f the legal term for answering such cla'm, the Buyer s›nalI inform the Representative of !he Sellers :

(b) Accompanying documentation The Buyer shall accompany with the notice such information and documentation as it may have on the third - party claim to enable the Sellers to : (a) assess the advisability of settling or reaching an agreement on the claim ; or (b) prepare a defense against the claim, if the Sellers consider the claim to be inappropriate and decide to assume the defense against it, pursuant to the provisions of paragraph (c) below . (c) Defense against claim The Sellers may assume the defense against the third - party claim provided that they bear the costs and expenses incurred in connection with such challenge or opposition and provided that this defense does not harm the commercial and financial interests of the company . Should there be a risk in this perspective, Sellers will convene with the Buyer concerning the proposed way of defense . The Buyer shall grant (or shall cause that the relevant Group Company grants) such powers of attorney as may be required to the advisers designated by the Sellers . The Party that assumes the defense against the third - party claim shall keep the other Party informed of the progress thereof on a timely basis . If the Sellers are not interested in taking charge of the defense against the third - party claim or withdraw from it and Buyer ultimately takes charge of it, the Buyer may not reach an agreement or admit the claim without the prior written consent of the Sellers . If the third party is ordered to pay to the Company or to the Buyer fees or costs of any nature in respect of proceedings for which the Sellers have assumed the defense, such amounts, if delivered to such Group Company, to the Buyer or to the advisers thereof, shall be immediately reimbursed to the Sellers . (d) Settlements (i) The Sellers may reach a settlement agreement with the third party provided that, prior to or at the same time as being bound by such agreement, they make available to Buyer the funds that the Buyer and/or the Company must pay to the third party under such settlement agreement . (ii) The Buyer may not settle the claim without the prior written consent of the Seller.

¥ALEIiZIJELA FEIttIAîïDEZ NOTA RIO D E MA D RID The indemnity obligation that may apply to the Sellers for Damages in relation to T'nird - Party CIa'ms will be enforceable when any of the following circumstances occur : (i'› That the Sellers accept the Third - Party Claim or reach an amicable settlement to resolve the dispute !hat involves the obligation to indemnify for the Damage ; (ii) That the judicial sentence, resolution, agreement, or administrative act of any nature, declaring the responsibility of the Sellers in accordance with this Agreement, becomes final ; or (iii) That the Damages have materialized because the Buyer and/or the Company, not having assumed the legal defense of the Third - Party Claim by the Sellers' Representative and having done so by the Buyer, have settled the corresponding Third - Party Claim or in any way have paid for the Damages related to the Third - Party Claim, always in accordance with the procedure express . y provided in this Clause . The Sellers shall pay the indemn . fication to the Buyer within 10 busin+ss Days following the date on which * . here is an written agrcc'Tient bct \ veen the Parties or a Rul'ng or the II - . i! • d - party claim and the depot resuI % tng therefrom is net, due and payable . The Salters shall not be liable for a L”tainn tc ' :. ne extent that the Buyer is . n broach, in respect of such Clai!c, of any of the ohl'gatio!Js set forth in this Schedule . 3. RIGH OF OFFSET In the event that any Damage occrirs that triggers the uhligation to ir \ Jerï \ r \ ify the Sellers in accordance n'ith the ahcve provisions, the Sellers slJah have lhe righ* . to requcst the Buyer te apply an offset of the amount resulting from the Damage against the amount of the Last Deferred Payment, which the Buyer agrees to, thereby redücing the mentioneci DanJaçe amount from the total Deferred Price .

APPENDIX 8.5 LITIGATIONS . ARTECONFORT contracts transportation companies responsible for customs management and the payment of the corresponding taxes . Almond the contracted companies, AR i ECONFOFtT had an agreement w . th RV GLOBAL LOGISTIC IT SL, a limited company i : zcorporated old June 18 , 2020 , s/ith a subscribed capital of € : 60 , 000 . Currently, FtV GLOBAL is involved in two judicial incidents with public administrations, recorded on September 4 , 2023 , and April 6 , 2524 . There is no record of the compan y !oeing inY'olved in insolvency proc=edings . 2 - In August 2023 , it was disccY'ered that RV GLOBAL had manipulated the customs documentation, specifically altering the declared values in the Single Administrative Documents (DUA), In order tc declare valiJes tower than tone actual ores, This manipulation allowed the company to pay lower amoiJnts of VAT and customs duti ƒ s to the Tax Agency . However, RV GLOBAL continued to send ARTECONFORT dccumentaticn that seemingly complied 'ith the requiienaents, requesting payment of the amounts iiaclicated . 3 . Hasta la fecha, se ha identificado un posible fraude que asciende a 1 . 092 . 317 , 65 euros, cor ía posibilidad de que existan otras operac : ones aün no detectadas . Además, hay mercancía pendiente de llegada, lo que podría aumentar el monto de la defraudación . A pesar de esto, AFtTECONFGRT ha cumplido con et pago del IVA y lo s aranoetes correspciJdientes a las mercancías, por to que ahora tiene un derecho ce cobro frmnte a RV GLOBAL oor el monto pagado de manera indebida . 4 . In light of this situatiorl, ARTECONFGR i *if=ò a comp!aint on June 5 , 2024 , with the Civil Guard officers identif : ‹ed by Professional cards D 35394 F and DS 9350 O, to be recognized as the’ 7 iotim in the investigation process for the ongoing crime of tax fraud, as well as for che forgery of public and commerclat ciocuments . 5 , Given the total amount defraudeJ, it is likely that the case wil' follow an abbreviated procedure, wfalch applies to crimes punishable by . mprisonment of less than 9 years cr any ot . ver p=nalty of a different nature, regardless of its amount . ThiS proseduie is structured accord . ng to tho stages ment . on ed . 6 . Currently, the criminal process resulting from AFtTECONFORT's complaint is in the in 7 estlgation phase, there the Clvil Guard is gathering vidence and analyzin g t h e facts . As the investigation progresses, the prosecutor will evaluate the crlmes, and if sufficient evidence is gat . nered, the cases y 7 Il! be brcu • ht to triel, \ • /here the evi ¢ ienc= front both parties irvolved ’i!l be presentecL